UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Infinity Pharmaceuticals, Inc.

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784 Memorial Drive Cambridge, MA 02139 Tel: 617-453-1000 Fax: 617-453-1001 www.infi.com

April 27, 2015

Dear Stockholder:

You are cordially invited to attend our 2015 annual meeting of stockholders to be held at 8:30 a.m. local time on Monday, June 15, 2015, at Infinity Pharmaceuticals, Inc., 784 Memorial Drive, Cambridge, Massachusetts 02139.

The Notice of Annual Meeting and Proxy Statement that accompany this letter describe the items to be voted on at the annual meeting. We hope you will be able to attend and participate in the meeting. Whether or not you plan to attend, please review the accompanying materials carefully and take the time to cast your vote – it is important that your shares be represented and voted at the meeting.

On behalf of your Board of Directors and our community of citizen-owners, we would like to thank you for your continued support of, and interest in, Infinity.

Yours sincerely,

Adelene Q. Perkins

Chair of the Board, President and Chief Executive Officer

INFINITY PHARMACEUTICALS, INC.

784 Memorial Drive

Cambridge, Massachusetts 02139

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 15, 2015

To Our Stockholders:

We invite you to our 2015 annual meeting of stockholders, which will be held at Infinity Pharmaceuticals, Inc., 784 Memorial Drive, Cambridge, Massachusetts 02139, on Monday, June 15, 2015 at 8:30 a.m., local time. At the meeting, stockholders will consider and vote upon the following matters:

1.	the election of nine directors to serve for a one-year term expiring at the 2016 annual meeting of stockholders;

2.	the amendment of our 2010 Stock Incentive Plan to reserve an additional 2,300,000 shares for future issuance thereunder;

3.	the amendment of our 2013 Employee Stock Purchase Plan to reserve an additional 150,000 shares for future issuance thereunder;

4.	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

5.	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record as of April 20, 2015 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. Our stock transfer books will remain open for the purchase and sale of our common stock.

If you are a stockholder of record, you may submit your proxy (1) over the Internet at www.proxyvote.com, (2) by telephone at 1-800-690-6903, or (3) by mail, or you may vote in person at the meeting. For specific instructions, please refer to the second page of the accompanying proxy statement and the instructions on the proxy card relating to the annual meeting. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. EDT on June 14, 2015.

If you are a stockholder whose shares are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide you a vote instruction form with this proxy statement, which you may use to direct how your shares will be voted. You must instruct your broker how to vote with respect to the election of directors (Proposal 1), the amendment to our 2010 Stock Incentive Plan (Proposal 2), and the amendment to our 2013 Employee Stock Purchase Plan (Proposal 3); your broker cannot exercise its discretion to vote on these proposals on your behalf. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

We hope that you will attend the annual meeting. Whether or not you plan to attend, we urge you to vote your shares over the Internet or by telephone, or to complete, date, sign and return the enclosed proxy card in the accompanying postage-prepaid envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation is appreciated. Stockholders who attend the meeting may vote their stock personally, even if they have previously submitted their proxies.

By Order of the Board of Directors,

Winston K.C. Lam
Executive Vice President, General Counsel, and Secretary

Cambridge, Massachusetts

April 27, 2015

i

INFINITY PHARMACEUTICALS, INC.

784 Memorial Drive

Cambridge, Massachusetts 02139

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 15, 2015

This proxy statement contains information about our 2015 annual meeting of stockholders. The meeting will be held on Monday, June 15, 2015, beginning at 8:30 a.m. local time, at Infinity Pharmaceuticals, Inc., 784 Memorial Drive, Cambridge, Massachusetts 02139. You may obtain directions to the location of the annual meeting by contacting Jaren Irene Madden in our investor relations department. She may be contacted at 784 Memorial Drive, Cambridge, Massachusetts 02139; telephone: 617-453-1336; e-mail: irpr_info@infi.com.

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for use at the annual meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of our board of directors. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary, Winston K.C. Lam, written notice to that effect. He may be contacted at 784 Memorial Drive, Cambridge, Massachusetts 02139; telephone: 617-453-1445; e-mail: KC.Lam@infi.com.

These proxy materials, together with our annual report to stockholders for our 2014 fiscal year, are first being mailed to stockholders on or about April 27, 2015.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 15, 2015:

This proxy statement and the 2014 annual report to stockholders are available for viewing, printing and downloading at www.infi.com/proxy.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q. What is the purpose of the annual meeting?	A. At the annual meeting, stockholders will consider and vote on the following matters:

1.      the election of nine directors to serve for a one-year term expiring at the 2016 annual meeting of stockholders;

2.      the amendment of our 2010 Stock Incentive Plan to reserve an additional 2,300,000 shares for future issuance thereunder;

3.      the amendment of our 2013 Employee Stock Purchase Plan to reserve an additional 150,000 shares for future issuance thereunder;

4.      the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

5.      the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Q. Who can vote?	A. To be able to vote, you must have been a stockholder of record at the close of business on April 20, 2015. This date is the record date for the annual meeting.

Stockholders of record at the close of business on April 20, 2015 are entitled to vote on each proposal at the annual meeting. The number of outstanding shares entitled to vote on each proposal at the meeting is 49,042,486 shares of our common stock.

Q. How many votes do I have?	A. Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on.

Q. Is my vote important?

A.     Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

Q. How do I vote?	A. If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote in one of four ways:

1.      You may vote over the Internet. If you have Internet access, you may vote your shares from any location in the world at www.proxyvote.com, by following the instructions on that site or on the “Vote by Internet” instructions on the enclosed proxy card.

2.      You may vote by telephone. You may vote your shares by calling 1-800-690-6903 and following the instructions provided, or following the “Vote by Phone” instructions on the enclosed proxy card.

3.      You may vote by mail. You may vote by completing and signing the proxy card enclosed with this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it from the United States. The shares you own will be voted according to your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors.

4.      You may vote in person. If you attend the meeting, you may vote by delivering your completed proxy card in person or by completing a ballot. Ballots will be available at the meeting.

Our board of directors recommends that you vote “FOR” each of the nominees for director and “FOR” Proposals 2, 3, and 4.

Q. Can I change my vote after I have mailed my proxy card or after I have voted my shares over the Internet or by telephone?

A.     Yes. You can change your vote and revoke your proxy at any time before the polls close at the meeting. To do so you must do one of the following:

1.      Sign another proxy card with a later date;

2.      Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy; or

3.      Vote in person at the meeting.

Your attendance at the meeting alone will not change your vote or revoke your proxy.

Q. Can I vote if my shares are held by a bank or brokerage firm in “street name”?

A.     If the shares you own are held in the name of a bank or brokerage firm, also known as “street name,” that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank or brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 4) is such a “discretionary item.” However, your bank or brokerage firm will not be allowed to vote your shares with respect to certain “non-discretionary” items. The election of directors (Proposal 1), the amendment to our 2010 Stock Incentive Plan (Proposal 2) and the amendment to our 2013 Employee Stock Purchase Plan (Proposal 3) are such “non-discretionary” items. If you do not instruct your bank or brokerage firm how to vote with respect to such “non-discretionary” items, your bank or brokerage firm will not vote with respect to those proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

If your shares are held in street name, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date (April 20, 2015) in order to vote those shares at the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from your bank or brokerage firm.

Q. How do I vote my 401(k) shares?

A.     If you participate in the Infinity Pharmaceuticals Stock Fund through our company’s 401(k) Plan and Trust, or 401(k) Plan, your proxy will also serve as a voting instruction for Principal Trust Company, or Principal, which serves as trustee of the 401(k) Plan, with respect to shares of our common stock held in your 401(k) Plan account, or 401(k) Plan shares, as of the record date. You should sign the proxy card and return it in the enclosed envelope to Broadridge Financial Solutions, Inc., or you may submit your proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. Broadridge will notify Principal of the manner in which you have directed your 401(k) Plan shares to be voted. Principal will vote your 401(k) Plan shares as of the record date in the manner that you direct. If Broadridge does not receive your voting instructions from you by 11:59 p.m. eastern daylight time on June 9, 2015, Principal will vote your 401(k) plan shares in the same proportion as those 401(k) shares for which Principal has received proper direction for such matter.

Q. What constitutes a quorum?

A.     In order for business to be conducted at the meeting, a quorum must be present in person or represented by valid proxies. For each of the proposals to be presented at the meeting, a quorum consists of the holders of a majority of the shares of common stock issued and outstanding on April 20, 2015, the record date, or at least 24,521,244 shares.

Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for the purpose of determining whether a quorum exists at the meeting for that proposal.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Q. What vote is required for each item, and how will votes be counted?

A.     Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether submitted in person, by mail, over the Internet or by telephone, or on a ballot voted in person at the meeting.

Election of directors. Under our bylaws, a nominee will be elected to our board of directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. Abstentions and broker non-votes do not count as votes “for” or “against” and therefore have no effect on the outcome of the voting. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, your bank or brokerage firm will not vote with respect to this proposal. If an uncontested incumbent director nominee receives a majority of votes “against” his election, the director must tender a resignation from our board. Our board of directors, acting through the Nominating and Corporate Governance Committee, will then decide whether to accept the resignation or other action should be taken. We will publicly disclose our board’s decision and its reasoning with regard to the tendered resignation.

Approval of Amendment to our 2010 Stock Incentive Plan. Under our bylaws, the affirmative vote of a majority of the total voting power of shares of our common stock present in person at the annual meeting or by proxy and entitled to vote on the proposal is needed to approve the amendment to the 2010 Stock Incentive Plan and reserve 2,300,000 additional shares of our common stock for future issuance under the plan. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, your bank or brokerage firm will not vote with respect to this proposal. These broker non-votes will have no effect on the outcome of the voting. If you vote to “abstain” on this item, your shares will not be voted “for” or “against” the proposal, which has the same effect as a vote against the proposal.

Approvalof Amendment to our 2013 Employee Stock Purchase Plan. Under our bylaws, the affirmative vote of a majority of the total voting power of shares of our common stock present in person at the annual meeting or by proxy and entitled to vote on the proposal is needed to approve the amendment to the 2013 Employee Stock Purchase Plan and reserve 150,000 additional shares of our common stock for future issuance under the plan. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, your bank or brokerage firm will not vote with respect to this proposal. These broker non-votes will have no effect on the outcome of the voting. If you vote to “abstain” on this item, your shares will not be voted “for” or “against” the proposal, which has the same effect as a vote against the proposal.

Ratification of the appointment of our independent registered public accounting firm. Under our bylaws, the affirmative vote of a majority in total voting power of shares of stock present in person at the annual meeting or by proxy and entitled to vote on the proposal is needed to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not provide instructions, the bank or brokerage firm may vote your shares or leave them unvoted resulting in a broker non-vote. These broker non-votes will have no effect on the outcome of the voting. If you vote to “abstain” from voting, your shares will not be voted “for” or “against” the proposal, which has the same effect as a vote against the proposal.

Q. Who will count the votes?	A. The votes will be counted, tabulated and certified by Broadridge Financial Solutions, Inc.

Q. Will my vote be kept confidential?

A.     Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the board of directors. The inspector of election will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.

Q. How does the board of directors recommend that I vote on the proposals?

A.     Our board of directors recommends that you vote:

FOR the election of each of the nine nominees to serve on our board of directors, each for a one year term;

FOR the approval of the amendment to our 2010 Stock Incentive Plan and the reservation of an additional 2,300,000 shares of our common stock for future issuance under that plan;

FOR the approval of the amendment to our 2013 Employee Stock Purchase Plan and the reservation of an additional 150,000 shares of our common stock for future issuance under that plan;

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Q. Will any other matters be voted on at this meeting?

A.     We do not know of any other matters that may come before the meeting. If any other matters are properly presented at the meeting, the persons named on the accompanying proxy card intend to vote, or otherwise act, in accordance with their judgment on those matters. Our bylaws establish the process for a stockholder to bring a matter before a meeting. See the question “How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2016 annual meeting?” below.

Q. Where can I find the voting results?	A. We will report the voting results in a Form 8-K filed with the U.S. Securities and Exchange Commission, or SEC, within four business days after the end of our annual meeting.

Q. How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2016 annual meeting?

A.     In accordance with the rules of the SEC, if you are interested in submitting a proposal to be included in the proxy statement for our 2016 annual meeting of stockholders, we must receive your proposal, addressed to Winston K.C. Lam, Company Secretary, Infinity Pharmaceuticals, Inc., 784 Memorial Drive, Cambridge, Massachusetts 02139, no later than December 26, 2015.

In addition, our bylaws require that we be given advance written notice for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. We must receive such proposals not later than the close of business on March 17, 2016, nor earlier than the close of business on February 16, 2016. If the date of our 2016 annual meeting of stockholders is before May 16, 2016 or after August 24, 2016, we must receive such proposals not earlier than the close of business on the 120th day prior to the 2016 annual meeting of stockholders nor later than the tenth day following the date of the first public announcement of such meeting. To submit a proposal, a stockholder must send a notice containing the supporting information set forth in our bylaws to Mr. Lam at the address provided above.

Q. Who will bear the costs of soliciting these proxies?

A.     We will bear the costs of solicitation of proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our common stock that they hold in their names. We will reimburse brokers, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Q. How can I obtain an Annual Report on Form 10-K?

A.     Our annual report on Form 10-K for the fiscal year ended December 31, 2014 is available on our website at www.infi.com. If you would like a copy of our annual report on Form 10-K, including the financial statements, or any of its exhibits, we will send you one without charge. Please contact Jaren Irene Madden in our investor relations department. She may be contacted at 784 Memorial Drive, Cambridge, Massachusetts 02139; telephone: 617-453-1336; e-mail: irpr_info@infi.com.

Q. Whom should I contact if I have any questions?

A.     If you have any questions about the annual meeting or your ownership of our common stock, please contact Jaren Irene Madden in our investor relations department. She may be contacted at 784 Memorial Drive, Cambridge, Massachusetts 02139; telephone: 617-453-1336; e-mail: irpr_info@infi.com.

STOCKHOLDERS SHARING THE SAME ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call Jaren Irene Madden in our investor relations department. She may be contacted at 784 Memorial Drive, Cambridge, Massachusetts 02139; telephone: 617-453-1336; e-mail: irpr_info@infi.com. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our common stock as of April 8, 2015 by:

•	stockholders we know to beneficially own more than 5% of our outstanding common stock;

•	each of our current directors and nominees for director named in this proxy statement;

•	each of our executive officers named in the Summary Compensation Table included in this proxy statement; and

•	all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Owned	+	Common Stock Underlying Options, Warrants and Other Rights Acquirable Within 60 Days (2)	=	Total Beneficial Ownership (#)	Percentage of Common Stock Beneficially Owned (%) (3)
5% Stockholders
Entities affiliated with Deerfield Management Company, L.P.(4)	3,857,805		1,000,000		4,857,805	9.7%
Entities affiliated with Samuel D. Isaly (Orbimed Advisors LLC and Orbimed Capital LLC)(5)	4,736,900		—		4,736,900	9.7%
BlackRock, Inc.(6)	4,684,696		—		4,684,696	9.6%
Vanguard(7)	3,485,017		—		3,485,017	7.1%
FMR LLC(8)	3,251,285		—		3,251,285	6.6%
Entities affiliated with The Goldman Sachs Group, Inc.(9)	2,536,694		—		2,536,694	5.2%
BB Biotech AG(10)	2,520,737		—		2,520,737	5.1%

Directors
Adelene Q. Perkins(11)	391,265		1,302,038		1,693,303	3.4%
Jose Baselga, M.D., Ph.D.	0		18,750		18,750	*
Jeffrey Berkowitz, J.D.	0		18,750		18,750	*
Anthony B. Evnin, Ph.D.	91,900		53,625		145,525	*
Gwen A. Fyfe, M.D.	0		46,000		46,000	*
Eric S. Lander, Ph.D.(12)	82,758		83,585		166,343	*
Norman C. Selby	10,000		60,000		70,000	*
Ian F. Smith	0		89,875		89,875	*
Michael C. Venuti, Ph.D.	56,250		108,625		164,875	*

Other Named Executive Officers
Julian Adams, Ph.D.(13)	262,945		884,426		1,147,371	2.3%
Lawrence E. Bloch, M.D., J.D.(14)	3,068		185,909		188,977	*
Vito J. Palombella, Ph.D.(15).	7,609		401,909		409,518	*
David A. Roth, M.D.(16)	900		72,410		73,310	*
All current directors and executive officers as a group (15 persons)	906,695		3,325,902		4,232,597	8.1%

*	Represents holdings of less than 1%.
(1)	Unless otherwise indicated, the address for each person is to the care of Infinity Pharmaceuticals, Inc., 784 Memorial Drive, Cambridge, Massachusetts 02139.
(2)	The number of shares of our common stock owned by each person is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after April 8, 2015 through the exercise of any stock option, warrant or other right.

(3)	Percentage of beneficial ownership is based on 49,041,713 shares of our common stock outstanding as of April 8, 2015. In addition, shares of common stock subject to options or other rights currently exercisable, or exercisable within 60 days of April 8, 2015, are deemed outstanding and beneficially owned for the purpose of computing the percentage beneficially owned by (i) the individual holding such options, warrants or other rights (but not any other individual) and (ii) the directors and executive officers as a group.
(4)

Consists of an aggregate of 3,857,805 shares of common stock and warrants to purchase an aggregate of 1,000,000 shares of common stock held by Deerfield Partners, L.P, Deerfield International Master Fund, L.P., Deerfield Private Design Fund II, L.P., and Deerfield Private Design International II, L.P, of which Deerfield Mgmt, L.P., is the general partner. Deerfield Mgmt, L.P., Deerfield Management Company, L.P, and James E. Flynn claim shared voting power and shared dispositive power of 4,857,805 shares. Deerfield Partners, L.P., claims shared voting power and shared dispositive power of 1,935,712 shares. Deerfield International Master Fund, L.P. claims shared voting power and shared dispositive power of 2,422,093 shares. Deerfield Private Design Fund II, L.P. claims shared voting power and shared dispositive power of 233,000 shares. Deerfield Private Design International II, L.P. claims shared voting power and shared dispositive power of 267,000 shares. The address of the principal business office of James E. Flynn, Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Partners, L.P., Deerfield International Master Fund, L.P., Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. is 780 Third Avenue, 37th Floor, New York, NY 10017. For information regarding James E. Flynn, Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Partners, L.P., Deerfield International Master Fund, L.P., Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P., we have relied on the Schedule 13G/A filed by James E. Flynn, Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Partners, L.P., Deerfield International Master Fund, L.P., Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. with the SEC on February 17, 2015.

(5)

Samuel D. Isaly claims beneficial ownership, shared voting and shared dispositive power of 4,736,900 shares of which Orbimed Advisors LLC claims beneficial ownership and shared voting and shared dispositive power of 1,766,600 shares, and Orbimed Capital LLC claims beneficial ownership, shared voting and shared dispositive power of 2,970,300 shares. The address of the principal business offices of Samuel D. Isaly, Orbimed Advisors LLC and Orbimed Capital LLC is 601 Lexington Avenue, 54th Floor, New York, NY 10022. For information regarding Samuel D. Isaly, Orbimed Capital LLC and Orbimed Advisors LLC we have relied on the Schedule 13G/A filed jointly by Samuel D. Isaly, Orbimed Advisors LLC and Orbimed Capital LLC with the SEC on February 17, 2015.

(6)

BlackRock, Inc. claims sole voting power of 4,551,317 shares and sole dispositive power of 4,684,696 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022. For information regarding BlackRock, Inc., we have relied on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 15, 2015.

(7)	The Vanguard Group claims sole voting power of 69,055 shares, sole dispositive power of 3,421,862 shares and shared dispositive power of 63,155 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. For information regarding The Vanguard Group, we have relied on the Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2015.
(8)	Fidelity Management & Research Company, or FMR Co, and Fidelity Investments Money Management, Inc., are the wholly-owned subsidiaries of FMR LLC, or FMR. FMR, along with certain of its subsidiaries and affiliates, and other companies, has the sole power to vote or direct the vote of 71,175 shares, shared to vote or direct the vote of 3,251,285 shares and the sole power to dispose or direct the disposition of 3,251,285 shares of common stock. Edward C. Johnson 3d is a Director and the Chairman of FMR and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or the Fidelity Funds, advised by FMR Co, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts, 02210. For information regarding FMR, we have relied on the Schedule 13G/A filed by FMR with the SEC on February 13, 2015.
(9)	Goldman Sachs Asset Management, L.P., together with GS Investment Strategies, LLC, or Goldman Sachs Asset Management, claims shared voting power of 2,414,754 shares and shared dispositive power of 2,536,694 shares. The address of Goldman Sachs Asset Management is 200 West Street, New York, NY 10282. For information regarding Goldman Sachs Asset Management, we have relied on the Schedule 13G/A filed by Goldman Sachs Asset Management with the SEC on February 13, 2015.
(10)	BB Biotech AG and its wholly-owned subsidiary Biotech Target N.V. claim shared voting power and shared dispositive power of 2,520,737 shares of common stock. The address of BB Biotech AG is Vordergasse 3, CH-8200 Schaffhausen, Switzerland. The address of Biotech Target N.V. is Snipweg 26, Curacao. For information regarding BB Biotech AG, we have relied on the Schedule 13G/A filed by BB Biotech AG with the SEC on January 13, 2015.
(11)	Includes 6,833 shares of common stock held in Ms. Perkins’ 401(k) Plan account.
(12)	Consists of 71,707 shares of common stock held by Dr. Lander and 11,051 shares of common stock held by a trust for which Dr. Lander serves as a trustee. Dr. Lander shares voting and investment power with the other trustee over the shares held by this trust.
(13)	Consists of shares held by a trust for which Dr. Adams serves as trustee and has voting and investment power.
(14)	Includes 1,171 shares of common stock held in Dr. Bloch’s 401(k) Plan account.
(15)	Includes 6,741 shares of common stock held in Dr. Palombella’s 401(k) Plan account.
(16)	Includes 900 shares of common stock held in Dr. Roth’s 401(k) Plan account.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, or Exchange Act, requires our directors, officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during the year ended December 31, 2014, our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

PROPOSAL 1—ELECTION OF DIRECTORS

All of our directors stand for election annually. The board of directors has set the number of directors at nine. Unless you indicate otherwise on your proxy, the persons named in the accompanying proxy will vote to elect Messrs. Berkowitz, Selby and Smith; Drs. Baselga, Evnin, Fyfe, Lander and Venuti; and Ms. Perkins as directors to serve until our 2016 annual meeting of stockholders and until his or her successor is duly elected and qualified. Each of the nominees is currently a member of our board of directors, and each has indicated his or her willingness to serve if elected. If any nominee should be unable to serve, however, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the board of directors. Assuming all nominees are elected, our board of directors will consist of nine members immediately following our 2015 annual meeting. In accordance with our bylaws, any vacancy on our board of directors can be filled by the majority vote of the members of our board of directors.

Director Qualifications

The following paragraphs provide information as of the date of this proxy statement about each nominee for director. The information presented includes information each nominee has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he or she should serve as a director, we also believe that each of our director nominees has a reputation for integrity, honesty and adherence to high ethical standards. Each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board. Finally, we value their significant experience on other public company boards of directors and board committees.

Information about the number of shares of common stock beneficially owned by each of the nominees for director appears above under the heading “Stock Ownership of Certain Beneficial Owners and Management.” There are no family relationships between or among any of our officers, directors or nominees for director.

All registered trademarks used in the biographical information below are the property of their respective owners.

José Baselga, M.D., Ph.D., age 55, has served as a member of our board of directors since March 6, 2014. Dr. Baselga has served as Physician-in-Chief at Memorial Sloan-Kettering Cancer Center since January 2013. From 2010 to 2013, Dr. Baselga was Chief and Bruce A. Chabner Chair of the Division of Hematology/Oncology at Massachusetts General Hospital, or MGH, and Associate Director of the MGH Cancer Center and Professor of Medicine at Harvard Medical School, or HMS. From 1996 to 2010, Dr. Baselga was chairman of the Medical Oncology Service and director of the Division of Medical Oncology, Hematology and Radiation Oncology at the Vall d’Hebron Institute of Oncology in Barcelona, Spain. Dr. Baselga currently serves on the board of directors of Aura Biosciences, Inc., a privately held biopharmaceutical company. Dr. Baselga previously served as president of the European Society of Medical Oncology and served on the board of directors of the

American Society of Clinical Oncology (ASCO) from 2003 to 2006. He also served on the board of directors of the American Association for Cancer Research (AACR) from 2008-2011 and was the Chairman of the 2013 AACR annual meeting. Dr. Baselga received his M.D. from the Universidad Autonoma of Barcelona in 1982. He did his Internal Medicine residency at both Vall d’Hebron University Hospital in Barcelona, Spain and the State University of New York in the United States. He completed a fellowship in Medical Oncology at Memorial Sloan Kettering Cancer Center in New York. Dr. Baselga has published more than 300 peer-reviewed articles and 400 abstracts and book chapters in his career. We believe Dr. Baselga’s qualifications to serve on our board of directors include his substantial experience in the field of clinical oncology.

Jeffrey Berkowitz, J.D., age 49, has served as a member of our board of directors since March 6, 2014. Since January 2015, Mr. Berkowitz has served as executive vice president of Walgreens Boots Alliance, Inc., a global pharmacy-led, health and wellbeing enterprise, and President of Pharma and Global Market Access. From September 2010 through December 2014, Mr. Berkowitz served as President of Walgreens Boots Alliance Development, GmbH, a strategic partnership between Walgreens Co. and Alliance Boots, and Senior Vice President of Pharmaceutical Development and Market Access of Walgreen Co., a publicly traded retail drug store. Mr. Berkowitz and his team lead all of Walgreens’ relations with branded and generic pharmaceutical manufacturers and related development programs worldwide, and also oversee Walgreens North American-based purchasing and branded pharmaceutical relationships. As the senior-most Walgreens executive residing outside of the United States, Mr. Berkowitz leads the global health and wellbeing efforts on the ground overseas. Prior to joining Walgreens, Mr. Berkowitz was Senior Vice President of global market access for Merck & Company, Inc., a publicly traded pharmaceutical company, from 2009 to 2010. In that role, he was accountable for all activity related to access, pricing, payor marketing, health outcomes and health technology assessments worldwide and a member of the Global Human Health and Emerging Markets leadership teams. From 2002 to 2009, Mr. Berkowitz held a variety of positions with increasing responsibility in market access, sales and marketing with Schering-Plough, a publicly traded pharmaceutical company, prior to its acquisition by Merck in 2009. In the past five years, Mr. Berkowitz has served on the board of directors for Physicians Interactive, a privately-held marketing organization, from 2010 to July 2013. Mr. Berkowitz earned his B.A. in political science from Union College in Schenectady, N.Y., and his J.D. from Brooklyn Law School in Brooklyn, N.Y. He was recognized in PharmaVoice magazine as one of the 100 Most Inspiring Leaders in the Life Sciences in 2009, 2010 and 2012. We believe Mr. Berkowitz’s qualifications to serve on our board of directors include his substantial experience in pharmaceutical development and commercialization, and global market access.

Anthony B. Evnin, Ph.D., age 74, has served as a member of our board of directors since September 2006 and a member of the board of directors of Infinity Discovery, Inc. from June 2001 until the time of its merger with our predecessor company in September 2006. Since 1975, Dr. Evnin has served as a Partner of Venrock, a venture capital firm. Dr. Evnin serves as a member of the board of directors of AVEO Pharmaceuticals, Inc., and Juno Therapeutics, Inc., both publicly traded biopharmaceutical companies, as well as a member of the board of directors of Constellation Pharmaceuticals, Inc., a privately held biopharmaceutical company. Dr. Evnin is also a Trustee of The Rockefeller University, a trustee of The Jackson Laboratory, a Trustee Emeritus of Princeton University, a member of the Board of Overseers and Managers of Memorial Sloan-Kettering Cancer Center, a member of the board of directors of the New York Genome Center, and a member of the Board of Directors of the Albert and Mary Lasker Foundation. He previously served as a member of the board of directors of the following publicly traded biopharmaceuticals companies during the last five years: Acceleron Pharma, Inc., Celladon Coporation, CymaBay Therapeutics, Inc., Icagen, Inc., and Pharmos Corporation. He previously served as a member of the board of directors of the following privately held companies during the last five years: Altea Therapeutics Corporation, a biopharmaceutical companies, and Boston-Power, Inc. a lithium-ion battery company. Dr. Evnin received an A.B. in Chemistry from Princeton University and a Ph.D. in Chemistry from the Massachusetts Institute of Technology. We believe Dr. Evnin’s qualifications to serve on our board of directors include his substantial experience as an investor in, and director of, numerous biopharmaceutical companies as well as his expertise in corporate strategy.

Gwen A. Fyfe, M.D., age 63, has served as a member of our board of directors since March 2012. From 1997 to 2009, Dr. Fyfe held various positions with Genentech, Inc. (now a member of the Roche Group), a publicly traded biopharmaceutical company, including Vice President, Oncology Development; Vice President, Avastin® Franchise Team; as well as the honorary title of Senior Staff Scientist. Dr. Fyfe played an important role in the development of Genentech’s approved oncology agents including Rituxan®, Herceptin®, Avastin® and Tarceva®. Dr. Fyfe sat on the development oversight committee for all of Genentech’s products and participated in the Research Review Committee that moved products from research into clinical development. Since leaving Genentech in 2009, Dr. Fyfe has been a consultant for venture capital firms and for a variety of biotechnology companies. Dr. Fyfe serves on the board of directors of Array BioPharma, Inc., a publicly traded biopharmaceutical company, and Igenica, Inc., a privately held biopharmaceuticals company, and previously served on the board of Pharmacyclics, Inc., a publicly traded biopharmaceutical company, during the last five years. Dr. Fyfe is a recognized oncology expert in the broader oncology community and has been an invited member of Institute of Medicine panels, National Cancer Institute working groups and grant committees and American Society of Clinical Oncology oversight committees. She received her M.D. from Washington University School of Medicine and is a board certified pediatric oncologist. We believe Dr. Fyfe’s qualifications to serve on our board of directors include her substantial industry experience in the late-stage development and regulatory approval processes for novel oncology therapeutics.

Eric S. Lander, Ph.D., age 58, has served as a member of our board of directors since September 2006. Dr. Lander was a co-founder and a member of the board of directors of Infinity Discovery, Inc. from 2001 until the time of its merger with our predecessor company in September 2006. Dr. Lander has been a Professor and Associate Professor of Biology at the Massachusetts Institute of Technology, or MIT, since 1990 and a Professor of Systems Biology at HMS since 2004. Dr. Lander has served as the founding Director of The Eli and Edythe L. Broad Institute, a biomedical research institute formed by MIT and Harvard University, since 2003. Dr. Lander currently serves as a director of Innocence Project, a not-for-profit legal clinic, and as co-chair of the United States President’s Council of Advisers on Science and Technology. From 1993 to 2003, Dr. Lander was the director of the Whitehead/MIT Center for Genome Research. Dr. Lander received an A.B. in Mathematics from Princeton University and a D.Phil. in Mathematics from Oxford University, which he attended as a Rhodes Scholar. We believe Dr. Lander’s qualifications to serve on our board of directors include his scientific acumen and expertise in the fields of genomics and human genetic diseases.

Adelene Q. Perkins, age 55, has served as a member of our board of directors and our President and Chief Executive Officer since January 2010, including as chair of our board of directors since November 2012, as our President and Chief Business Officer from October 2008 through December 2009 and as our Executive Vice President and Chief Business Officer between September 2006 and October 2008. Ms. Perkins served as Executive Vice President of Infinity Discovery, Inc. from February 2006 until the merger with our predecessor company in September 2006 and Chief Business Officer of Infinity Discovery from June 2002 until September 2006. Ms. Perkins served as Vice President of Business and Corporate Development of TransForm Pharmaceuticals, Inc., a private pharmaceutical company, from 2000 to 2002. From 1992 to 1999, Ms. Perkins held various positions at Genetics Institute, most recently serving as Vice President of Emerging Business and General Manager of the DiscoverEase® business unit. From 1985 to 1992, Ms. Perkins held a variety of positions at Bain & Company, a strategy consulting firm. Ms. Perkins currently serves as a director of Project Hope, a not-for-profit social service company. Ms. Perkins received a B.S. in Chemical Engineering from Villanova University and an M.B.A. from Harvard Business School. We believe Ms. Perkins’ qualifications to serve on our board of directors include her extensive experience as a senior business executive in the biopharmaceutical industry, including as our President and Chief Executive Officer, and her expertise in corporate strategy and business operations.

Norman C. Selby, age 63, has served as a member of our board of directors since March 2012. Mr. Selby has served as executive chairman of Real Endpoints, LLC, a healthcare information company, since October 2010. Mr. Selby served as a Senior Advisor of Perseus, L.L.C., a private equity firm, from August 2005 to October 2010, and as President and CEO of TransForm Pharmaceuticals, Inc., a privately held specialty pharmaceutical company, from 2001 until it was acquired by Johnson & Johnson in April 2005. Prior to TransForm Pharmaceuticals, Mr. Selby was an Executive Vice President at Citigroup/Citicorp from 1997 to 2000. Mr. Selby spent the bulk of his career, from 1978 to 1997, at McKinsey & Company where he was Director (Senior Partner) in the firm’s New York office. He held several leadership roles at McKinsey, including head of the firm’s Global Pharmaceuticals and Medical Products Practice. From 1987 to 1989, Mr. Selby took a leave of absence from McKinsey to serve as Chief Operating Officer of the New York Blood Center, the largest community blood organization in the country, where he led its financial and operational turnaround. Mr. Selby is currently a member of the board of directors of the following privately held companies: Real Endpoints, LLC, a healthcare information company; Merz GmbH, a specialty pharmaceutical company; Metamark Genetics, a life science diagnostics company; and KEW Group, Inc., a next-generation diagnostics company. Mr. Selby previously served as a director of: Physicians Interactive Holdings, Inc., a provider of online and mobile clinical resources and solutions, between October 2008 and July 2013; Ascenta Therapeutics, Inc., a privately held biopharmaceutical company, between March 2009 and January 2013; Nanobio, Inc., a privately held biopharmaceutical company, between August 2006 and October 2011; Millennium Pharmaceuticals, Inc., a publicly traded biopharmaceutical company from May 2000 until it was acquired by Takeda Pharmaceutical Company Limited in May 2008; and Windhover Information, a publishing and information company in the pharmaceutical, biotechnology, and medical device industries, from May 2004 until it was sold to Reed Elsevier in March 2008. Mr. Selby serves on the Board of Trustees of the Central Park Conservancy and the Memorial Sloan-Kettering Cancer Center, both based in New York City. He is also a member of the advisory board of the Harvard Business School’s Healthcare Initiative and a Board member of the National Parks Conservation Association in Washington D.C. Mr. Selby holds a B.A. in Architecture from Yale College and an M.B.A. with Distinction from the Harvard Graduate School of Business Administration. We believe Mr. Selby’s qualifications to serve on our board of directors include his extensive experience as a senior business executive in the biopharmaceutical industry, and his expertise in corporate strategy, finance, and commercialization of biopharmaceutical products.

Ian F. Smith, age 49, has served as a member of our board of directors since May 2008. Mr. Smith is Executive Vice President and Chief Financial Officer of Vertex Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, a position he has held since February 2006. From November 2003 to February 2006, he was Vertex’s Senior Vice President and Chief Financial Officer, and from October 2001 to November 2003, he served as Vertex’s Vice President and Chief Financial Officer. Prior to joining Vertex, Mr. Smith served as a partner in the Life Science and Technology Practice Group of Ernst & Young LLP, an accounting firm, from 1999 to 2001. Mr. Smith initially joined Ernst & Young’s U.K. firm in 1987, and then joined its Boston office in 1995. Mr. Smith currently is a member of the board of directors of Acorda Therapeutics, Inc., a publicly traded biopharmaceutical company. He also served as a director of Epix Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, and Tolerx Inc., a privately held biopharmaceutical company, during the past five years. Mr. Smith holds a B.A. in accounting and finance from Manchester Metropolitan University, U.K.; is a member of the American Institute of Certified Public Accountants; and is a Chartered Accountant of England and Wales. We believe Mr. Smith’s qualifications to serve on our board of directors include his experience as the chief financial officer of a publicly traded biopharmaceutical company as well as his expertise in accounting and corporate finance.

Michael C. Venuti, Ph.D., age 61, has served as a member of our board of directors and the board of directors of our predecessor company since May 2003. Dr. Venuti served as the Chief Scientific Officer of NeuroTherapeutics Pharma, Inc., a privately held biopharmaceutical company from July 2011 to March 2013. Prior to NeuroTherapeutics, Dr. Venuti served as President, Chief Executive Officer and a director of iPierian, Inc., a privately held biopharmaceutical company, between July 2010 and April 2011 after joining iPierian as President and Chief Scientific Officer in February 2010. Dr. Venuti was Chief Executive Officer and Director of BioSeek, Inc., a privately held drug discovery company, from November 2007 to February 2010. Prior to that, Dr. Venuti was an Operating Manager at TPG Growth Biotech Ventures, a private equity firm, from January through June 2007. Dr. Venuti served as the Acting Chief Executive Officer of our predecessor company prior to its merger with Infinity Discovery Inc. in September 2006, and as its Chief Scientific Officer from April 2005 through September 2006. Prior to that, he was Senior Vice President of Pharmacogenomics, and was named Senior Vice President of Research and General Manager of Celera South San Francisco when the Celera Genomics Group of Applera Corporation, a life sciences company, acquired Axys Pharmaceuticals, Inc. in 2001. From 1994 through 2001, Dr. Venuti was Director of Medicinal Chemistry, and then Chief Technical Officer, for Axys Pharmaceuticals and its predecessor company, Arris Pharmaceutical Corporation. Dr. Venuti served as a director of BioSeek, Inc. and iPierian, Inc., privately held biopharmaceutical companies, during the last five years. Dr. Venuti received an A.B. in Chemistry from Dartmouth College and a Ph.D. in Organic Chemistry from MIT. We believe Dr. Venuti’s qualifications to serve on our board of directors include his experience and scientific expertise in running research and development operations to drive strategic and business development goals at biotechnology and larger life sciences companies.

Our board of directors recommends that you vote FOR the election of each of the director nominees named above.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. As a result, we have adopted policies and procedures that we believe are in the best interests of Infinity and our stockholders.

Corporate Governance Guidelines; Code of Conduct and Ethics

Our Corporate Governance Guidelines assist our board of directors in the exercise of its duties and responsibilities and to serve the best interests of Infinity and our stockholders. These guidelines, which provide a framework for the conduct of our board’s business, provide that:

•	the principal responsibility of the directors is to oversee our management;

•	a majority of the members of the board shall be independent directors, unless otherwise permitted by NASDAQ rules;

•	the independent directors meet at least twice a year and at other times at the request of any independent director;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program; and

•	at least annually, the Nominating and Corporate Governance Committee oversees a self-evaluation by the board and its committees to assess the effectiveness of the board and its committees.

In addition, our Corporate Governance Guidelines set forth our policy that directors should attend annual stockholder meetings. All of our then-serving directors attended our 2014 annual meeting of stockholders.

We have also adopted a written Code of Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. In addition to our having posted a copy of the code on our website, we intend to post on our website all disclosures that are required by law or the NASDAQ Stock Market listing standards concerning any amendments to, or waivers of, our code.

Determination of Independence

Rule 5605 of the NASDAQ Marketplace Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (ii) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Based on information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of Messrs. Berkowitz, Selby or Smith, or Drs. Baselga, Evnin, Fyfe, Lander, or Venuti has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is or would be an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Further, our board of directors had previously determined that Thomas J. Lynch, M.D., and Martin Babler, who served on our board of directors during the year ended December 31, 2014, did not have a relationship that would have interfered with the exercise of independent judgment in carrying out the responsibilities of a director and that each was an “independent director” as described above. Our board of directors has also determined (i) that Messrs. Smith and Selby and Dr. Evnin, who comprise our Audit Committee, each satisfy the independence standards for the Audit Committee established by the SEC and the NASDAQ Marketplace Rules; (ii) Dr. Venuti and Messrs. Selby and Berkowitz, who comprise our Compensation Committee, each satisfy the independence standards for the Compensation Committee established by the SEC and the NASDAQ Marketplace Rules; and (iii) Drs. Evnin, Lander and Fyfe, who comprise our Nominating and Corporate Governance Committee, each satisfy the independence standards for the Nominating and Corporate Governance Committee established by the SEC and the NASDAQ Marketplace Rules. In addition, our board of directors had determined that Dr. Lynch and Mr. Babler, who served on our Compensation Committee during the fiscal year ended December 31, 2014, each satisfied the independence standards for the Compensation Committee established by the SEC and the NASDAQ Marketplace Rules. In making such determinations, our board of directors considered the relationships that each such non-employee director has with Infinity, including each of the transactions described below in “Transactions with Related Person,” and all other facts and circumstances our board of directors deemed relevant in determining independence.

Director Candidates: Criteria and Diversity

In considering whether to recommend to our board of directors any particular candidate for inclusion in the board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee of our board applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each nominee. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. While we do not have a formal policy with respect to diversity, the value of diversity on the board of directors is considered by the Nominating and Corporate Governance Committee, and director nominees are not discriminated against on the basis of race, gender, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to independent directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Winston K.C. Lam, Company Secretary, Infinity Pharmaceuticals, Inc., 784 Memorial Drive, Cambridge, Massachusetts 02139. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by others.

Our stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee, by following the procedures set forth in response to the question “How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2016 annual meeting?” above.

Communications from Stockholders

Our board of directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Mr. Selby, as our current Lead Outside Director, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Lead Outside Director considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board of directors should address such communications to Board of Directors, c/o Winston K.C. Lam, Company Secretary, Infinity Pharmaceuticals, Inc., 784 Memorial Drive, Cambridge, MA 02139, or by email to contactboard@infi.com.

Board and Committee Meetings

Our board of directors has responsibility for reviewing our overall performance rather than for overseeing day-to-day operations. The board’s primary responsibility is to oversee the management of our company and, in so doing, serve the best interests of our company and its stockholders. The board selects, evaluates and provides for the succession of executive officers and, subject to oversight by the Nominating and Corporate Governance Committee, the board nominates for election at annual stockholder meetings individuals to serve on our board of directors and elects individuals to fill any vacancies on the board. The board reviews corporate objectives and strategies, and evaluates and approves significant policies and proposed major commitments of corporate resources and material proposed transactions. It participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of our activities through regular written reports and presentations at board and committee meetings.

Our board of directors met six times during our 2014 fiscal year, including by telephone conference. During that year, each of our directors attended 75% or more of the total number of meetings of the board of directors and the committees on which he or she served.

Our board has standing Audit, Compensation, Nominating and Corporate Governance, and Research and Development Committees. Each committee has a charter that has been approved by the board. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent, non-employee directors. Current committee memberships are shown in the table below:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Research and Development Committee
Jose Baselga, M.D., Ph.D.
Jeffrey Berkowitz
Anthony B. Evnin, Ph.D.
Gwen A. Fyfe, M.D.
Eric S. Lander, Ph.D.
Adelene Q. Perkins
Norman C. Selby †
Ian F. Smith
Michael C. Venuti, Ph.D.

† Lead Outside Director	Chair of the Board	Committee Chair	Committee Member

Board Leadership Structure

Our Corporate Governance Guidelines provide the board with flexibility to determine the appropriate leadership structure for the board and the Company, including but not limited to whether it is appropriate to separate the roles of Chair of the board and Chief Executive Officer. In making these determinations, the board considers numerous factors, including the specific needs and strategic direction of the Company and the size and membership of the board at the time. The board believes that combining the roles of Chief Executive Officer and Chair of our board of directors is in the best interests of the Company and stockholders. As our Chief Executive Officer and Chair of the board, Ms. Perkins is responsible for setting the strategic direction for our company and for day-to-day leadership and performance of our company, as well as setting the agenda for board meetings, and presiding over meetings of the full board. Because Ms. Perkins is an employee and is therefore not “independent,” our board of directors has appointed Mr. Selby as Lead Outside Director to preside at all executive sessions of the board. The Nominating and Corporate Governance Committee evaluates our board leadership structure from time to time and may recommend alterations of this structure in the future.

Audit Committee

The Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and the board, and has the following principal duties:

•	appointing, approving the services provided by and the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

•	overseeing our internal control function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal control staff, independent registered public accounting firm and management; and

•	preparing the Audit Committee report required by SEC rules (which is included beginning on page 20 of this proxy statement).

The Audit Committee is authorized to retain advisors and consultants and to compensate them for their services. The Audit Committee charter is available on our website, www.infi.com.

The current members of the Audit Committee are Messrs. Smith (Chair) and Selby and Dr. Evnin. Our board of directors has determined that Mr. Smith is an “Audit Committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and that each of these members is independent as such term is defined under the applicable rules of the NASDAQ Stock Market and as is contemplated by Rule 10A-3 under the Exchange Act. The Audit Committee held four meetings during our 2014 fiscal year. See “Report of the Audit Committee” below.

Compensation Committee

Our Compensation Committee, among other things, provides recommendations to the board regarding our compensation programs, and has the following principal duties:

•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing an evaluation of our executive officers;

•	overseeing and administering our incentive compensation and equity-based plans;

•	reviewing and making recommendations to the board with respect to director compensation;

•	reviewing, discussing with management and recommending to the board the Compensation Discussion and Analysis required by SEC rules (which is included beginning on page 25 of this proxy statement); and

•	preparing the Compensation Committee report required by SEC rules (which is included on page 43 of this proxy statement).

The Compensation Committee is authorized to retain advisors and consultants, including advisors and consultants to assist in the evaluation of executive compensation, and to compensate them for their services. Our Compensation Committee has directly engaged Radford, an Aon Hewitt company, or Radford, as compensation consultant to provide the Compensation Committee with peer group and market information to enable the Compensation Committee to confirm that our executive compensation is competitive and commensurate with the executive officers’ responsibilities and to provide advice on market trends in executive compensation practices. Radford also provides other services to us including a subscription to an annual compensation survey as well as general advice and analysis related to our non-executive compensation programs, which raises a potential conflict of interest with respect to both the Compensation Committee’s and our use of Radford. In addressing the potential conflict, management considered all of the “independence” factors listed Rule 10c-1(b)(4) of the Exchange Act of 1934 and determined that Radford does not have a conflict of interest that will influence the advice provided by Radford to the company regarding executive compensation. These factors include the following: the fact that the fees paid by the Company to Radford in the most recent year reviewed totaled less than $120,000; the existence and effectiveness of Radford’s consulting protocols and procedures; the lack of business or personal relationships between Radford and the Compensation Committee members and our executive officers; and the fact that Radford does not own any of our stock.

Our board has delegated authority to Ms. Perkins to grant stock options to employees of the Company under the 2010 Stock Incentive Plan subject to the following conditions: (i) such options shall be on the terms set forth in the Company’s standard form of stock option agreement (or such other form as the Compensation Committee may designate from time to time for this purpose); (ii) any such options shall, to the maximum extent permitted by applicable federal tax laws, be granted as incentive stock options; (iii) the exercise price of such options shall be equal to the closing price of the Company’s common stock on the date of grant; and (iv) she is not authorized (a) to grant options to herself, or to any other executive officer of the Company, or to any person that the board or the Compensation Committee may from time to time designate in writing; (b) to grant in the aggregate options with respect to more than 250,000 shares of common stock in any calendar quarter; or (c) to grant to any person, in any one calendar year, options with respect to more than 50,000 shares of common stock. Ms. Perkins shall maintain a list of the options granted pursuant to this delegated authority and shall report to the Compensation Committee regarding the options granted, at such times and in such form as the Compensation Committee may from time to time request.

The Compensation Committee charter is available on our website, www.infi.com. See “Compensation of Executive Officers—Compensation Discussion and Analysis” below for additional information concerning the Compensation Committee’s role, processes and procedures in overseeing executive compensation.

The current members of the Compensation Committee are Messrs. Selby (Chair) and Berkowitz and Dr. Venuti. In addition, Dr. Lynch and Mr. Babler served as members of our Compensation Committee in the fiscal year ended December 31, 2014 until their retirement from our board in March 2014. Our board has determined that each of these members is independent as defined under the applicable NASDAQ rules and as contemplated by applicable Exchange Act rules. The Compensation Committee held eight meetings during our 2014 fiscal year. See “Compensation of Executive Officers—Compensation Committee Report” below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, provides recommendations to the board regarding the nomination of directors, and has the following principal duties:

•	recommending to the board the persons to be nominated for election as directors at any meeting of stockholders and the persons, if any, to be elected by the board to fill any vacancies on the board;

•	developing and recommending corporate governance principles to the board; and

•	overseeing the annual evaluation of the board and its committees.

The Nominating and Corporate Governance Committee is authorized to retain advisors and consultants and to compensate them for their services. The Nominating and Corporate Governance Committee has a charter, which is available on our website, www.infi.com.

The current members of the Nominating and Corporate Governance Committee are Drs. Evnin (Chair), Lander and Fyfe. Our board of directors has determined that each of these members is independent as defined under the applicable NASDAQ rules. The Nominating and Corporate Governance Committee held two meetings during our 2014 fiscal year.

Board’s Role in Risk Oversight

Our board of directors’ role in our risk oversight process includes receiving regular reports from members of management on areas of material risk, including operational, financial, legal and regulatory, and strategic and reputational risks. The full board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within our company to enable it to understand our risk identification, management and mitigation strategies. When a committee receives such a report, the chair of the relevant committee summarizes such report for the full board during the next board meeting. This process enables to the board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit Committee is responsible for discussing our policies with respect to risk assessment and risk management.

Risk Considerations in our Compensation Program

We and our Compensation Committee of our board of directors have reviewed the compensation policies and practices for all of our employees (whom we call citizen-owners) and have concluded that any risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on our company or business. In reaching this conclusion, we and the Compensation Committee considered various factors, including the following:

•

the establishment of base salaries consistent with our executive officers’ responsibilities and market comparables to ensure that our executive officers would not be motivated to take excessive risks to achieve a reasonable level of financial security;

•	the mix between fixed and variable, annual and long-term, and cash and equity compensation, which is intended to encourage strategies and actions that are in our company’s long-term best interests;

•	vesting periods for equity compensation awards that reward sustained stock price appreciation;

•

the evaluation of company performance (which drives the amount of cash and number of shares available for grant under our contingent cash compensation and annual merit stock option programs, respectively) based on a variety of long- and short-term objectives with the weighting spread across multiple objectives, thus diversifying the risk associated with any single indicator of performance; and

•

the discretion available to our Compensation Committee not to apply fixed formulae in assessing our company performance, thus enabling the Compensation Committee to, among other things, (a) eliminate the potential incentive for management to conduct activities that are in the company’s annual goals, but which may not, due to new data or other inputs, ultimately prove to be in the best interest of stockholders, and (b) reward management for making decisions that are in the long-term best interest of our product development programs, even when those decisions result in the failure to meet short-term objectives.

Availability of Corporate Governance Materials

You can access the current charters for the Audit, Compensation, Nominating and Corporate Governance, and Research and Development Committees of our board of directors, our Corporate Governance Guidelines, and our Code of Conduct and Ethics at www.infi.com or by contacting Jaren Irene Madden in our investor relations department. She may be reached at 784 Memorial Drive, Cambridge, Massachusetts 02139; telephone: 617-453-1336; e-mail: irpr_info@infi.com.

Audit Committee Report

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2014 and has discussed these financial statements with our management and Ernst & Young LLP, our independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, Ernst & Young LLP various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by U.S. Auditing Standards No. 16.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding an independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from Infinity.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014.

By the Audit Committee of the Board of Directors,

Ian F. Smith (Chair)

Anthony B. Evnin, Ph.D.

Norman C. Selby

Audit Fees

The following table summarizes the fees of Ernst & Young LLP billed to us for each of the last two fiscal years:

	Fiscal Year ended December 31,
Fee Category	2014	2013
Audit Fees(1)	$1,001,176	$653,370
Audit-Related Fees(2)	1,995	1,995
Tax Fees(3)	212,261	74,070

Total Fees	$1,215,432	$729,435

(1)	Consists of fees for professional services provided in connection with the audit of our financial statements and the effectiveness of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, preparation of comfort letters and registration statements, accounting and consultation on matters addressed during the audit or interim reviews, including consultation regarding licensing activities, and other professional services provided.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services primarily relate to a subscription to an online database managed by Ernst & Young LLP.
(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. These services primarily relate to preparation of state and federal tax returns. For our 2014 fiscal year, tax fees include analysis by Ernst & Young LLP related to state and federal tax incentive awards and section 382 of the Internal Revenue Code of 1986, as amended.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve any audit or non-audit service to be provided to us by our independent registered public accounting firm. Any approval of services by the Chair of the Audit Committee pursuant to this delegated authority must be reported on at the next meeting of the Audit Committee.

During our 2014 fiscal year, no services were provided to us by Ernst & Young LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

Director Compensation

The following table details the total compensation earned by our non-employee directors during our 2014 fiscal year:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
Martin Babler(2)	—	—		—
Jośe Baselga, M.D., Ph.D.	53,125	245,673	(3)	298,798
Jeffrey Berkowitz, J.D.	53,125	245,673	(3)	298,798
Anthony B. Evnin, Ph.D.	55,000	115,236	(4)	170,236
Gwen A. Fyfe, M.D.	50,000	101,679	(5)	151,679
Eric S. Lander, Ph.D.	50,000	101,679	(6)	151,679
Thomas J. Lynch, M.D.(7)	—	—		—
Norman C. Selby	85,000	183,022	(8)	268,022
Ian F. Smith	50,000	128,793	(9)	178,793
Michael C. Venuti, Ph.D.	54,375	128,793	(10)	183,168

(1)	The amounts in this column reflect the aggregate grant date fair value of awards made to such individual.
(2)	Mr. Babler retired from our board on March 6, 2014.
(3)	This director joined our board on March 6, 2014, received a pro-rated annual retainer for service and was granted an option award on March 6, 2014 that had a grant date fair value of $245,673. As of December 31, 2014, this director did not hold any stock awards, but held options to purchase 30,000 shares of our common stock.
(4)	Dr. Evnin was granted two option awards on June 17, 2014 that had grant date fair values of $101,679 and $13,557. As of December 31, 2014, Dr. Evnin did not hold any stock awards, but held options to purchase an aggregate of 53,625 shares of our common stock.
(5)	Dr. Fyfe was granted an option award on June 17, 2014 that had a grant date fair value of $101,679. As of December 31, 2014, Dr. Fyfe did not hold any stock awards, but held options to purchase an aggregate of 46,000 shares of our common stock.
(6)	Dr. Lander was granted an option award on June 17, 2014 that had a grant date fair value of $101,679. As of December 31, 2014, Dr. Lander did not hold any stock awards, but held options to purchase an aggregate of 83,585 shares of our common stock.
(7)	Dr. Lynch retired from our board on March 6, 2014.
(8)	Mr. Selby was granted three option awards on June 17, 2014 that had grant date fair values of $101,679, $67,786 and $13,557. As of December 31, 2014, Mr. Selby did not hold any stock awards, but held options to purchase 60,000 shares of our common stock.
(9)	Mr. Smith was granted two option awards on June 17, 2014 that had grant date fair values of $101,679 and $27,114. As of December 31, 2014, Mr. Smith did not hold any stock awards, but held options to purchase 89,875 shares of our common stock.
(10)	Dr. Venuti was granted two options awards on June 17, 2014 that had grant date fair values of $101,679 and $27,114. As of December 31, 2014, Dr. Venuti did not hold any stock awards, but held and options to purchase an aggregate of 108,625 shares of our common stock.

No changes to director compensation were made during our 2014 fiscal year. No director who is an employee receives compensation for his or her service as a director. The following is a summary of the standard compensation of our non-employee directors as of December 31, 2014:

•	a $40,000 annual retainer for service as a non-executive chair of our board of directors;

•	a $35,000 annual retainer for service as a director;

•	a $30,000 annual retainer for service as lead outside director;

•	a $15,000 annual retainer for service as chair of the Audit Committee;

•	a $10,000 annual retainer for service as chair of the Research and Development Committee;

•	a $10,000 annual retainer for service as chair of the Compensation Committee;

•	a $10,000 annual retainer for service as chair of the Nominating and Corporate Governance Committee;

•	a $10,000 annual retainer for service as a non-chairing member of the Audit Committee;

•	a $7,500 annual retainer for service as a non-chairing member of a committee of the board other than the Audit Committee.

Each non-employee director is also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors or any committee of the board of directors.

In addition to the cash compensation discussed above, each non-employee director automatically receives nonstatutory stock options under our 2010 Stock Incentive Plan, as amended. The amounts of such nonstatutory stock option grants, which were increased in March 2013, are as follows:

•

each non-employee director receives, upon commencement of service on the board, a nonstatutory option to purchase 30,000 shares of our common stock and, on the date of each annual meeting of stockholders thereafter, a nonstatutory option to purchase 15,000 shares of our common stock; and

•

each non-employee director who serves in the following positions receives additional nonstatutory options to purchase shares of our common stock in the amounts indicated below upon the date of commencement of service in such position and upon the date of each annual stockholder meeting thereafter:

Position	Stock Option Grant
Non-Executive Chair of the Board of Directors	12,000 shares
Lead Outside Director	10,000 shares
Chair of Research and Development Committee	4,000 shares
Chair of Audit Committee	4,000 shares
Chair of Compensation Committee	2,000 shares
Chair of Nominating and Corporate Governance Committee, if not Lead Outside Director	2,000 shares

Each of these options has an exercise price per share equal to the fair market value per share of our common stock on the grant date and has a ten year term, subject to earlier termination following cessation of board service by the holder of the option unless otherwise extended by our board of directors. In addition, each grant vests over a period of one or two years in equal quarterly installments (with respect to one-eighth (1/8th) of the shares subject to the option grant made in connection with commencement of service as a member of the board and with respect to one-fourth (1/4th) of the shares subject to the option grant made at each annual meeting of stockholders) beginning at the end of the first calendar quarter after the date of grant, provided that the option holder continues to serve as a director or in the position for which the grant was made. These options immediately vest in full upon certain changes in control or ownership or upon death or disability of the option holder while serving as a director.

TRANSACTIONS WITH RELATED PERSONS

On February 24, 2014, we entered into a facility agreement with Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P., Deerfield Partners, L.P., and Deerfield International Master Fund, L.P., which we refer to collectively as Deerfield, and which are affiliates of Deerfield Management Company, L.P., Deerfield Mgmt, L.P. and James E. Flynn, each a beneficial owner of greater than 5% of our outstanding common stock. Pursuant to the facility agreement, Deerfield agreed to loan us up to $100 million, subject to the terms and conditions set forth in the facility agreement. On September 22, 2014, we amended the facility agreement with Deerfield such that the maximum principal amount that we could draw down was reduced to $50 million. We refer to the facility agreement with Deerfield, as amended, as the Facility Agreement. Under the terms of the Facility Agreement, we had the right to draw down on the Facility Agreement in $25 million minimum disbursements at any time during a pre-specified draw period, which draw period has expired without us having drawn down on the Facility Agreement. On February 25, 2015, in accordance with the terms of the Facility Agreement, we paid a $1.5 million fee to Deerfield representing 3% of the total amount not drawn under the facility. In connection with the execution of the Facility Agreement, we issued to Deerfield warrants to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $13.83 per share and having a fair value of $8.4 million. The warrants have dividend rights to the same extent as if the warrants were exercised into shares of common stock. The warrants expire on the seventh anniversary of their issuance and contain certain limitations that prevent the holder from acquiring shares upon exercise of a warrant that would result in the number of shares beneficially owned by it exceeding 9.985% of the total number of shares of common stock then issued and outstanding.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Executive Vice President, Chief Financial Officer and Chief Business Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 dollars or 5% of the annual consolidated gross revenues of the other entity that is a party to the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” below, or our “named executive officers,” and the material factors relevant to an analysis of these policies and decisions.

Executive Summary

Our compensation program is designed to reward strong performance and align incentive awards with stockholder value creation. Awards under our contingent cash compensation and merit stock option programs are formulaically tied to the achievement of corporate goals, and we use stock options as a compensation vehicle in order to preserve our cash resources and link compensation with stockholder return. In addition, consistent with our culture of citizen-ownership, other than pursuant to our Executive Severance Benefits Plan described below under the heading “Components of Our Compensation Program and Relationship to Performance-Severance Benefits,” all employees are eligible for each element of our compensation program, and our executive officers do not receive any material perquisites or other personal benefits above those offered to all employees.

As described more fully below, our company performed in a manner that was generally consistent with our corporate goals established for 2014, as evidenced by:

•	entry into a global strategic collaboration with AbbVie Inc. to develop and commercialize duvelisib, our oral, dual inhibitor of phosphoinositide-3-kinase (PI3K)-delta and PI3K-gamma, in oncology;

•

advancement of our investigation of duvelisib in registration-directed clinical studies in hematologic malignancies, including progress in our DYNAMO™ Phase 2 study evaluating duvelisib in patients with indolent non-Hodgkin lymphoma, or iNHL, and our DUO™ Phase 3 study evaluating duvelisib in patients with chronic lymphocytic leukemia, or CLL;

•

expansion of our investigation of duvelisib by the initiation of a Phase 1b/2 clinical study to evaluate duvelisib in combination with obinutuzumab or rituximab in patients with previously untreated follicular lymphoma, and the initiation of a Phase 1b clinical study of duvelisib in combination with obinutuzumab in patients with CLL whose disease has progressed following treatment with a Bruton’s tyrosine kinase, or BTK, inhibitor;

•

completion of our investigation of duvelisib in inflammatory diseases by the completion of our Phase 2a study in patients with mild, allergic asthma and our Phase 2 study in patients with moderate-to-severe rheumatoid arthritis; and

•	advancement of our early drug discovery programs.

Accordingly, following the recommendation of our executive leadership team, the Compensation Committee of our board of directors assessed our performance against 2014 goals at the “meets Infinity expectations” level and our contingent cash compensation and merit stock option programs were funded consistent with our operating performance. Base salaries for our named executive officers for 2015 were determined following a review of individual named executive officer performance and market data provided by Radford, consultant to the Compensation Committee. The Compensation Committee made a modification to our compensation program to more closely align our stock option grant practices with our compensation philosophy by establishing fixed-share grant targets contemporaneously with its evaluation of company and individual performance, with such fixed share targets based on a prescribed percentile of our then-current peer group. The Compensation Committee determined that such a change would ensure that our named executive officers would receive competitive long-term incentive value because awards would be based on market conditions and the company’s peer group at the time of grant, instead of up to twelve months in advance as required by our prior guidelines. Additionally, a review of the long-term incentive value of the equity holdings of our named executive officers revealed a misalignment with the competitive market and our compensation philosophy. In order to correct this misalignment, the Compensation Committee granted one-time market alignment awards to each of our named executive officers to increase the retentive value of our merit stock option program.

In 2014, we submitted to our stockholders at our 2014 annual stockholder meeting a resolution to approve, on an advisory (non-binding) basis, our executive compensation program, and we received the support of approximately 82% of the votes cast.

Our Named Executive Officers

Our named executive officers for 2014 were:

•	Adelene Q. Perkins, President and Chief Executive Officer; Chair of the Board;

•	Julian Adams, Ph.D., President of Research and Development;

•	Lawrence E. Bloch, M.D., J.D., Executive Vice President, Chief Financial Officer and Chief Business Officer;

•	Vito J. Palombella, Ph.D., Executive Vice President and Chief Scientific Officer; and

•	David A. Roth, M.D., Executive Vice President and Chief Medical Officer.

Our Compensation Objectives and Philosophy

Our mission is to sustainably discover, develop and deliver to patients important new medicines that make a material difference in patients’ health, well-being and lives. The objectives of our compensation program are to:

•	attract, retain and motivate the highest caliber scientists and business people to develop and execute our business plan and achieve our mission;

•	ensure that compensation aligns our citizen-owners with our corporate strategy and business objectives;

•

promote the achievement of important and measurable scientific, business, organizational and operational goals by linking contingent cash compensation and long-term equity incentives to the achievement of these goals; and

•	align incentives with the creation of stockholder value.

The Compensation Committee is responsible for reviewing and approving, or recommending for approval to the full board, the compensation of our executive officers. This committee is also responsible for evaluating our company’s performance against its goals, assessing the performance of our executive officers, and ensuring that our compensation program is both aligned with the objectives described above and competitive with those of other companies in our industry that compete with us for talent.

Our compensation program ties a substantial portion of our named executive officers’ overall compensation to the achievement of scientific, business, organizational and operational goals such as:

•	progress in our clinical trials and research programs;

•	maintaining the strong financial health of the company, including implementation of appropriate financing strategies;

•	addition and development of internal competencies and retention of high-performing citizen-owners; and

•	achievement of desired financial performance.

Components of Our Compensation Program and Relationship to Performance

The primary elements of our compensation program are:

•	cash compensation, which includes base salary and performance-based annual cash incentives, which we refer to as contingent cash compensation;

•	annual performance-based stock option awards, which we refer to as merit stock option awards;

•	stock option awards granted to citizen-owners upon hire and upon promotion;

•	an employee stock purchase plan;

•	severance benefits plans; and

•	employee benefits, such as insurance and a 401(k) savings plan.

Each of these elements is available to all of our citizen-owners generally, although the amounts of contingent cash compensation and the size of stock option awards differ from person to person based on each citizen-owner’s role, market-competitive compensation, and his or her individual performance.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing relevant information for our compensation peer group and other relevant survey data, determines what it believes to be the appropriate level and mix of the various compensation components.

Cash Compensation

Our cash compensation program has two elements: base salary and contingent cash compensation. Base salary is used to recognize the experience, skills, knowledge and responsibilities required of each of our citizen-owners, including each of our named executive officers. Contingent cash compensation is used to reward the achievement of company and individual goals. The Compensation Committee adheres to the general principle that base salary levels should be targeted between the 50th and 75th percentiles of the market, using peer group market compensation data, with base salaries targeted toward the 75th percentile of the market for individuals who have demonstrated strong performance and potential during a strong company-performance year. This peer group is described under the heading “Defining and Comparing Compensation to Market Benchmarks” below.

Under our contingent cash compensation program, the Compensation Committee establishes pools of cash available for potential award, as a percentage of aggregate payroll for all citizen-owners at specified levels of seniority, based on the Compensation Committee’s assessment of overall company performance. Once the aggregate amount of cash available for potential award under each such pool is established per level of seniority, such pool is allocated among all citizen-owners at that level of seniority based upon the relative individual performance of each citizen-owner compared to the performance of his or her peers. For single incumbent roles in the organization, the contingent compensation pools include only the single incumbent. We believe our contingent cash compensation program provides the following advantages:

•	it is consistent with the growing practice in the biopharmaceutical industry to provide competitive, but not excessive, base salary levels together with performance-based cash incentives;

•

it enables us to achieve our goal of ensuring that total cash compensation is market competitive, thus enhancing our ability to attract and retain the best possible people without increasing fixed salary expense;

•

it rewards both the achievement of company goals and strong individual performance in support of those goals, thus maintaining our culture of combining individual excellence and achievement with community collaboration;

•	it is consistent with our company’s values, as all citizen-owners are eligible to participate in the program; and

•	it further aligns citizen-owner and stockholder interests, as a substantial percentage of our named executive officers’ total compensation is dependent on the achievement of company goals.

The sum of base salary and contingent cash compensation constitutes total cash compensation. The Compensation Committee believes that the total cash compensation for our executive officers should be targeted:

•

below the 50th percentile of actual total cash compensation for individuals in similar positions at comparable companies for a year in which company performance is below Infinity threshold standards, or performance that neither resulted in the achievement of all stated goals for our company, nor was consistent with performance that should reasonably be expected of a biopharmaceutical company of comparable size, resources or stage of development;

•

near the 50th percentile of actual total cash compensation for individuals in similar positions at comparable companies for a year in which company performance meets Infinity threshold standards, or performance that resulted in the stated goals for our company substantially being met and which was consistent with performance that should reasonably be expected of a biopharmaceutical company of comparable size, resources and stage of development;

•

near the 75th percentile of actual total cash compensation for individuals in similar positions at comparable companies for a year in which company performance meets Infinity expectations, or performance that exceeded industry standards and met essentially all of our goals (including some “stretch” goals, or goals that we believe could prove difficult to achieve) and exceeded some of our goals, with any failure to achieve a major goal being the result of factors outside of our reasonable control; and

•

above the 75th percentile of actual total cash compensation for individuals in similar positions at comparable companies for a year in which company performance exceeds Infinity expectations, or performance that far exceeded industry standards and resulted in our goals largely being exceeded.

Consistent with this philosophy, the Compensation Committee established 2014 contingent cash compensation targets for our executive officers at the following percentages of aggregate payroll of citizen-owners at the specified level of seniority:

2014 Contingent Cash Compensation Targets

	Below Infinity Threshold Standards	Infinity Threshold Standards	Meets Infinity Expectations	Exceeds Infinity Expectations (Maximum)
Chief Executive Officer	0%	40%	65%	80%
President of Research and Development	0%	35%	50%	75%
Executive Vice President/“C” Level Officer	0%	30%	40%	60%

Stock Options

Our equity award program is the primary vehicle for offering long-term incentives to all of our citizen-owners, including our named executive officers. We believe that equity grants are fundamental to creating a culture of citizen-ownership, providing our citizen-owners with a strong link to our long-term performance and aligning the interests of our citizen-owners and our non-employee stockholders by allowing citizen-owners to participate in the longer term success of our company as reflected in stock price appreciation. In addition, the vesting feature of our equity grants is intended to further our goal of retention because it provides an incentive for our citizen-owners, including our named executive officers, to remain in our employ during the vesting period.

Our equity awards have generally taken the form of stock options. Stock options granted to new citizen-owners upon their hire typically vest as to one-quarter of the shares on the first anniversary of the date of hire, and in equal monthly installments over the following three years. Stock options granted annually at the beginning of each year following assessments of individual performance under our merit stock option program (described below) typically vest in equal monthly installments over four years. Stock options granted to citizen-owners upon promotion to a more senior position (described below) also typically vest in equal monthly installments over four years. Additionally, the Compensation Committee may exercise its discretion to grant one-time awards to some or all citizen-owners, including our named executive officers, from time to time. All stock options granted under our equity incentive plans have a maximum term of ten years and substantially all awards have vesting and exercise rights that cease shortly after termination of service to our company. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. The exercise price for each stock option share is equal to the closing price of a share of our common stock on the date of grant. All equity-based awards made to our named executive officers are approved by the Compensation Committee.

We do not time option grants to our named executive officers in coordination with our release of material non-public information and our named executive officers are prohibited from pledging or engaging in short sales or derivative transactions of company securities. We have not adopted stock ownership guidelines for our named executive officers, in part due to the historic stock ownership of these officers (see “Stock Ownership of Certain Beneficial Owners and Management” elsewhere in this proxy statement). We do, however, encourage all of our citizen-owners to maintain an equity position in our company.

All our citizen-owners, including our named executive officers, are eligible to receive merit stock option grants in connection with the annual performance review process. The Compensation Committee establishes pools of stock options available for potential award to citizen-owners at specified levels of seniority, based on pre-determined fixed-share guidelines and, for individuals in roles at or above a Vice President, the committee’s assessment of overall company performance. Once the aggregate amount of stock options available for potential award under each such pool is established per level of seniority, such pool is allocated among all citizen-owners at that level of seniority based upon relative future potential of each citizen-owner compared to the future potential of his or her peers. The fixed-share guideline is established annually at the beginning of the plan year and is based on an assessment of peer company equity practices.

The Compensation Committee established 2014 targets for annual merit stock option awards for senior-levels of citizen-owners at the following levels in shares:

2014 Annual Merit Stock Option Award Targets

	Below Infinity Threshold Standards	Infinity Threshold Standards	Meets Infinity Expectations	Exceeds Infinity Expectations (Maximum)
Chief Executive Officer	Board Discretion	130,000	162,500	214,500
President of Research & Development	Board Discretion	86,000	107,500	142,000
Executive Vice President/“C” Level Officer	Board Discretion	40,000	60,000	80,000

All of our citizen-owners, including our named executive officers, are also eligible to receive stock option grants in conjunction with a promotion to a more senior position. The number of stock options granted is equal to the difference obtained by subtracting the number of stock options that would be granted to such citizen-owner as if he or she were to be newly hired into his or her previous position from the number of stock options that would be granted to such citizen-owner if he or she were to be newly hired into his or her new position.

In determining the size of stock option awards to our named executive officers, the Compensation Committee also considers factors such as:

•	share ownership of comparable executive officers;

•	our annual company performance;

•	the applicable officer’s individual performance;

•	the amount of equity previously awarded to and currently owned by the officer; and

•	the amount of equity previously awarded to the officer that remains unvested and the value thereof.

The Compensation Committee also evaluates the potential dilution that new stock option grants will have on the ownership interests of our stockholders by regularly managing our equity “burn rate” (that is, the number of shares subject to equity awards granted as a percentage of the weighted average number of shares of our common stock outstanding), and the number of shares of our common stock that are available for award under our equity incentive plan. Notably, our 3-year average burn rate of 3.8% falls well below the burn rate benchmark of 5.99% established by Institutional Shareholder Services, Inc., or ISS, for Russell 3000 companies in our industry.

Benefits and Other Compensation

We provide a broad-based benefits program for all of our citizen-owners, including health, dental and vision insurance, life and disability insurance, group insurance discounts, first-time homebuyer’s assistance, educational assistance, paid vacation time, paid sabbatical leave following five years of service, subsidized parking, an employee stock purchase plan, and a 401(k) savings plan. Our named executive officers are eligible to participate in all of our benefit plans, in each case on the same basis as other citizen-owners. Our employee stock purchase plan permits citizen-owners to purchase shares of our common stock at a discount and consists of consecutive, overlapping 24-month offering periods, each consisting of four six-month purchase periods. On the first day of each offering period, each employee who is enrolled in the employee stock purchase plan will automatically receive an option to purchase shares of our common stock in accordance with the terms of the plan. The purchase price of each of the shares purchased in a given purchase period will be 85% of the closing price of a share of our common stock on the first day of the offering period or the last day of the purchase period, whichever is lower. Under the company-matching feature under our 401(k) savings plan, we match 50% of each citizen-owner’s contributions, up to a maximum of 6% of such citizen-owner’s base salary and subject to applicable IRS limitations, to our 401(k) savings plan with shares of our common stock having a value equal to such contribution, based on the fair market value of our common stock on the last day of the quarter.

In particular circumstances, we sometimes award cash signing bonuses when executive officers first join us. Such cash signing bonuses typically are subject to repayment in full or on a pro-rated basis if the executive officer voluntarily terminates employment with us during a prescribed period of time following their date of hire. Whether a signing bonus is paid and the amount of the bonus is determined on a case-by-case basis under the hiring circumstances specific to each candidate. For instance, we may consider paying signing bonuses to compensate for amounts forfeited by an executive candidate upon terminating prior employment or to create additional incentive for an executive to join our company in a position where there is high market demand. For example, we paid Dr. Roth a signing bonus of $125,000 following commencement of his employment with us in 2013, which signing bonus is subject to repayment of a pro-rated portion, at our request, in the event Dr. Roth terminates his employment with us for any reason prior to September 9, 2015. Additionally, pursuant to Dr. Roth’s letter of employment we agreed to pay him a transition bonus to compensate for amounts forfeited by Dr. Roth from his prior employment under a long-term incentive and retirement program. Such transition bonus is comprised of a $250,000 payment made in February 2014 and, assuming Dr. Roth remains employed by us, a $250,000 payment to be made in February 2015 and a $450,000 payment to be made in December 2016. Dr. Roth would be required, at our request, to repay a pro-rated portion of each of the 2014 and 2015 payments if he terminates his employment with us for any reason during the 24 month period following receipt of each payment.

Given our objective of attracting the highest caliber talent, we often recruit talented individuals from outside of the Boston area to fill open positions. We generally provide reasonable relocation assistance to those individuals.

Consistent with industry practice and our philosophy of offering benefits to all of our citizen-owners generally, we have not provided any material perquisites or other personal benefits to our named executive officers.

Severance Benefits

In 2013, we established an Executive Severance Benefits Plan, or the severance plan, which provides eligible full time executives holding the title of Executive Vice President or above certain severance benefits upon a termination without cause or a resignation for good reason including in each case within one year following a change in control, which we refer to as a covered termination. The severance plan supersedes the provisions of any separation plans, separation policies or agreements between any severance plan participant and the company that provide for severance benefits, including the offer letters of Ms. Perkins and Drs. Adams and Bloch, except to the extent expressly stated in such plans, policies or agreements. Pursuant to the severance plan, each executive who is subject to a covered termination is entitled to:

•	continuation of such executive’s monthly base salary for the twelve-month period following termination;

•

payment by us of a portion of the cost of COBRA continuation of benefits coverage for the executive and his or her applicable dependents for the twelve-month period following such termination or until the executive commences new employment and is eligible for new plan coverage, if sooner, subject to certain conditions set forth in the severance plan;

•	reasonable outplacement benefits for up to six months at the discretion of the severance plan’s administrator or until the executive commences new employment, if sooner;

•

any unpaid annual bonus in respect to any completed bonus period which has ended prior to the date of the executive’s termination and which our board of directors deems granted to the executive in its discretion pursuant to our contingent compensation program;

•

at the sole discretion of the severance plan’s administrator, the prorated amount of any minimum bonus award approved by the Compensation Committee for the year in which the covered termination occurs; and

•	immediate vesting of the portion of any outstanding equity awards of the executive which would have vested within the one (1) year-period following such covered termination.

To receive any benefits under the severance plan, the executive must comply with provisions of any applicable noncompetition or nonsolicitation agreement to which he or she is a party and must observe any other obligations he or she has to us. The executive must also execute and deliver a suitable waiver and release under which the executive releases and discharges us of any and all claims arising out of his or her employment relationship with us. Severance benefits are to be paid in accordance with the terms of the severance plan and our regular pay practices in effect from time to time.

We believe providing these benefits enhances our ability to attract and retain executive talent and aligns with stockholder interests. Based on a review of practices of comparable companies by Radford, we believe that our severance benefits are generally in line with severance packages offered to executives by such companies.

We have structured severance benefits to apply also following a change in control such that benefits are paid upon the occurrence of both a change in control and the termination of the executive during the 12-month period following the change in control. We believe this structure provides the executive with appropriate incentives to cooperate in negotiating any change in control in which they believe they may lose their job.

Our severance plan does not provide any “gross-up” for the amount of excise tax liability, if any, under Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code, related to the “excess golden parachute payment” provisions under Section 280G of the Code.

Our Performance Evaluation Process

Our executive leadership team prepares and submits for approval by our board of directors a set of annual corporate goals. These corporate goals are directed to specific scientific, business, organizational and operational objectives and represent, in many cases, “stretch” goals that may prove difficult to achieve. Most of these objectives are focused on near-term drivers of stockholder value, but given our mission to discover, develop and deliver new medicines on a sustainable basis, a significant number of our objectives are also directed to the maintenance and enhancement of the foundations for our future success. Upon approval of the overall corporate goals by our board of directors, departmental and individual goals are set by our executive leadership team focusing on contributions that facilitate the achievement of these corporate goals.

Near the end of each year, our executive leadership team evaluates company performance against the goals for that year. With respect to company performance, the executive leadership team conducts a qualitative and quantitative assessment of the company’s overall performance against goals and determines performance at one of the following levels:

•	below Infinity threshold standards;

•	meets Infinity threshold standards;

•	meets Infinity expectations; or

•	exceeds Infinity expectations.

Please refer to “Components of Our Compensation Program and Relationship to Performance – Cash Compensation” above for a description of how each of these levels is defined.

This assessment by our executive leadership team is then presented to the Compensation Committee for its review. The Compensation Committee has the discretion to determine that company performance against goals was achieved at a level other than the one recommended by our executive leadership team. The Compensation Committee may review, and historically has reviewed, its assessment with our board of directors, although it is not required to do so.

In addition to evaluating company performance, we evaluate the individual contributions of each citizen-owner for the year. Each citizen-owner’s evaluation begins with a written self-assessment, which is submitted to that citizen-owner’s manager. In addition, each citizen-owner’s manager solicits input from others within and/or outside of our company, in what is commonly referred to as a “360 review process.” In the case of Ms. Perkins, the Chair of our Compensation Committee solicits and organizes feedback from our board of directors and our Vice President of Human Resources solicits and organizes feedback from company management. Based on this input, the manager then prepares a written performance review representing the manager’s assessment of the citizen-owner’s individual performance and future potential.

Dr. Adams prepares written performance reviews of his direct reports (for 2014, Drs. Palombella and Roth), and Ms. Perkins prepares written performance reviews of Drs. Adams and Bloch, each based on:

•	the applicable officer’s self-assessment;

•

feedback received during the 360 review process from members of our executive leadership team, representative direct reports of the executive officer, and other individuals within and outside of our company from whom feedback is deemed relevant in order to make a meaningful assessment of the applicable officer’s performance and areas for future development; and

•	the applicable manager’s personal assessment.

Ms. Perkins prepares a written self-assessment and submits it to the Chair of the Compensation Committee. Additional assessments of her individual performance are obtained through feedback received from our board of directors and members of our executive leadership team and other citizen-owners with whom Ms. Perkins regularly interacts. On the basis of this feedback, the Compensation Committee conducts an evaluation of Ms. Perkins’ individual performance and future potential:

•	based on our company’s performance against its goals;

•	in providing leadership of our company in the pursuit of these goals;

•	in providing mentorship to her direct reports; and

•	based on progress against her personal and professional development goals.

Determining and Setting Executive Compensation

Individual compensation decisions by the Compensation Committee are driven primarily by an assessment of company and individual performance against predetermined goals which are primarily qualitative (i.e., pipeline and milestone-based) rather than an array of financial metrics. We believe that the approach taken by the Compensation Committee is appropriate given the stage of development and strategic mission of our company. We do not believe that the market capitalization of development-stage biopharmaceutical companies is generally tied to the achievement of objective financial metrics, such as net loss or loss per share; therefore, we do not believe the application of such metrics to determine compensation is appropriate, nor do we believe that the failure to apply such formulaic standards creates a misalignment between incentives and creation of stockholder value. In addition, we believe the success of our product development programs will be a function of management being responsive to new data and prioritizing long-term success over the achievement of short-term objectives. As such, we believe a compensation program that does not penalize management for failing to meet a specific short-term development objective in order to create the greatest opportunity for our product development programs to be sustainably successful in the long term creates appropriate incentives and is in the best interest of our company and its stockholders. We believe that our executive compensation program is generally satisfactory to our stockholders as evidenced by a favorable vote of approximately 82% of the votes cast at our 2014 annual stockholders meeting regarding the non-binding, advisory proposal on the compensation of our executive officers.

In addition to its assessments of company and individual performance, the Compensation Committee also considers the compensation of executives in similar roles in peer companies in setting base salary and target contingent compensation opportunity for our named executive officers.

Defining and Comparing Compensation to Market Benchmarks

During 2014, our Compensation Committee engaged Radford for assistance in conducting a competitive compensation assessment for our executive officers. In evaluating the total compensation of our executive officers, the Compensation Committee, with the assistance of Radford, established a peer group of 14 publicly traded, national and regional companies in the biopharmaceutical and biotechnology industries that was selected based on a balance of the following criteria:

•	companies whose market capitalization, number of employees, maturity of product development pipeline and area of therapeutic focus are similar to ours;

•	companies against which we believe we compete for executive talent; and

•	companies based in the United States whose compensation and financial data are available in proxy statements or other public documents.

Based on these criteria, our peer group for 2014, referred to as our 2014 peer group, was comprised of the following companies:

Alnylam Pharmaceuticals, Inc. Agios Pharmaceuticals, Inc. Arena Pharmaceuticals, Inc. Ariad Pharmaceuticals, Inc. Array BioPharma, Inc.	Celldex Therapeutics, Inc. Clovis Oncology, Inc. Dyax Corporation Exelixis, Inc. Idenix Pharmaceuticals, Inc.	ImmunoGen, Inc. Merrimack Pharmaceuticals, Inc. Momenta Pharmaceuticals, Inc. Rigel Pharmaceuticals, Inc.

The peer group for our named executive officers is approved by the Compensation Committee annually, and the following companies that had been included in our peer group in 2013 were removed from our 2014 peer group either because of merger & acquisition activity or based on the Compensation Committee’s assessment that the company’s profile ceased to meet the criteria we consider when selecting our peer group: Astex Pharmaceuticals, Inc., Synta Pharmaceuticals Corp., Incyte Corporation, and Isis Pharmaceuticals, Inc. In addition, Agios Pharmaceuticals, Inc. and Merrimack Pharmaceuticals, Inc. were added to the 2014 peer group on the basis of their therapeutic focus, financial profile and stage of development.

The Compensation Committee also compared the total compensation of our executive leadership team to a broader biotechnology industry group, which, for 2014, consisted of 25 publicly traded biotechnology and biopharmaceutical companies listed in the 2014 Radford Global Life Sciences Survey with a market cap between $500 million and $2 billion. When conducting its review of our executive compensation programs, the Compensation Committee considered the compensation of our 2014 peer group and the larger survey group described above.

We believe that the compensation practices of our 2014 peer group provide us with appropriate compensation benchmarks for evaluating the compensation of our named executive officers. Notwithstanding the similarities of the 2014 peer group to Infinity, due to the nature of our business, we compete for executive talent with many companies that are larger and better established than we are or that possess greater resources than we do, as well as with prestigious academic and non-profit institutions. Other considerations, including market factors, the experience level of the executive and the executive’s performance against established corporate goals and individual objectives, may require that we vary from our historic compensation practices or deviate from our general compensation philosophy under certain circumstances.

2014 Contingent Compensation Decisions

2014 Company Goals and Assessment of Performance Against Those Goals

Consistent with our goal-setting process described above, our board of directors approved the following corporate goals for 2014:

Portfolio:

1.	Progress duvelisib’s position toward our goal of establishing duvelisib as the best oral therapy in iNHL and best-in-class PI3K inhibitor in CLL, including the advancement of our DYNAMO, DYNAMO+R, and DUO studies, the initiation of an additional study in iNHL and the initiation of an additional study in CLL;

2.	Expand the company’s portfolio through the nomination of a development candidate;

3.	Demonstrate activity of duvelisib in asthma and proof of concept of duvelisib in rheumatoid arthritis, and communicate a development strategy for IPI-443, our second inhibitor of PI3K-delta and PI3K-gamma;

Financial:

4.	Secure a strategic partnership and establish a strong financial profile to ensure the success of duvelisib and enable the long-term success of the company; and

Organizational:

5.	Revise processes to improve organizational effectiveness and develop and implement tools to enable long-term strategic business planning.

For purposes of evaluating performance against these goals, our board of directors approved a weighting system wherein the portfolio goals listed above would account for, in the aggregate, 45% of the assessment, the financial goal would account for 45% of the assessment, and the organizational goal would account for the remaining 10% of the assessment. This weighting system reflects our belief that the long-term value of the company would be equally dependent on the advancement of our portfolio in 2014, particularly duvelisib in oncology, and securing in 2014 the financial and human resources necessary to fully realize the potential of duvelisib.

In January 2015, our executive leadership team recommended to the Compensation Committee of our board of directors that our company’s performance against 2014 goals be assessed at the “meets Infinity expectations” level. The Compensation Committee agreed with the executive leadership team’s recommendation, noting in particular the successful execution of a strategic collaboration to bring financial and human resources to the development and commercialization of duvelisib, as well as the continued advancement of registration-directed clinical trials of duvelisib in oncology. Below is a list of the events considered by our executive leadership team and Compensation Committee in their assessment of company performance against 2014 goals:

•	entry into a global strategic collaboration with AbbVie Inc. to develop and commercialize duvelisib, our oral, dual inhibitor of PI3K-delta and PI3K-gamma, in oncology;

•

advancement of our investigation of duvelisib in registration-directed clinical studies in hematologic malignancies, including progress in our DYNAMO™ Phase 2 study evaluating duvelisib in patients with iNHL, and our DUO™ Phase 3 study evaluating duvelisib in patients with CLL;

•

expansion of our investigation of duvelisib by the initiation of a Phase 1b/2 clinical study to evaluate duvelisib in combination with obinutuzumab or rituximab in patients with previously untreated follicular lymphoma, and the initiation of a Phase 1b clinical study of duvelisib in combination with obinutuzumab in patients with CLL whose disease has progressed following treatment with a BTK inhibitor;

•

completion of our investigation of duvelisib in inflammatory diseases by the completion of our Phase 2a study in patients with mild, allergic asthma and our Phase 2 study in patients with moderate-to-severe rheumatoid arthritis; and

•	advancement of our early drug discovery programs.

Contingent Cash Compensation Awards

For our executive officers, the Compensation Committee reviewed such officer’s individual performance based on each officer’s self-assessment, feedback obtained from the 360 review process and, to the extent applicable, the written evaluation of the officer’s manager. The achievements of each of our named executive officers that were considered by the Compensation Committee included:

•

Ms. Perkins: successful overall leadership of our company strategy and operations; leadership in advancing our organization; advancement of our investigation of duvelisib in registration-directed clinical studies in hematologic malignancies; expansion of our investigation of duvelisib in combination studies; completion of investigation of duvelisib in inflammatory diseases; the establishment of a strategic partnership with AbbVie Inc. to enable the development of duvelisib and long term success of the company; strong external presence; cultivation of our company culture and development of members of our executive leadership team; effective ongoing financial management of our company; and effective interactions with our board of directors.

•

Dr. Adams: leadership in advancing our product development and research and development organization, including leading scientific and clinical progression of duvelisib with the goal of becoming the best oral therapy in iNHL and the best-in-class PI3K inhibitor in CLL; overall leadership for advancing our DYNAMO and DUO studies; support for evolutions in our research and development organization to enhance operational effectiveness; active participation in the evaluation of business development opportunities; strong external presence through advisory and similar activities; development of senior staff; and continued development of strong relationships between our company and academic and industry leaders and clinical investigators.

•

Dr. Bloch: strategic leadership of the corporate and business development, legal, corporate communications, and finance and accounting functions; maintaining the financial health of the organization through the completion of a successful strategic partnership with AbbVie Inc. to develop and commercialize duvelisib in oncology providing a $275M of upfront cash and $530M in potential development and commercial milestones; development of strong external investor relationships; leadership in business development opportunities; and successfully developing the existing business leadership team.

•

Dr. Palombella: strong overall scientific contributions and leadership relating to our clinical stage and early discovery portfolio; significant contributions to the advancement of our PI3K program including highlighting the importance of both PI3K-d and -g in the B-cell tumor microenvironment at the 2014 Annual Meeting of the American Society for Hematology in December 2014; presenting at scientific conferences; leadership in business development opportunities and contributions to successful business development activities throughout 2014; leadership in progressing our early discovery programs; strong management of our discovery organization; and strong company leadership as part of the executive team.

•

Dr. Roth: success in recruiting and hiring key leadership roles within our clinical development organization; overall responsibility for clinical development of duvelisib; provided leadership of advancement of clinical studies; medical evaluation; development and execution of duvelisib combination strategy; successful interactions with regulatory agencies; strong support for enhancing development operations functions, including clinical operations, medical writing, biostatistics, and data management; presenting at medical conferences; strong company leadership as part of the executive team.

Based on the Compensation Committee’s review of individual performance together with the assessment of the company’s performance against 2014 goals at a “meets Infinity expectations” level, total contingent cash compensation and total cash compensation for our named executive officers were the following:

	2014 Contingent Cash Compensation Award (% of 2014 Base Salary)	2014 Contingent Cash Compensation Award	2014 Total Cash Compensation
Ms. Perkins	65%	$369,525	$938,025
Dr. Adams	50%	239,750	719,250
Dr. Bloch	40%	156,000	546,000
Dr. Palombella	40%	152,400	533,400
Dr. Roth	40%	160,000	557,102	*

*	Excludes $250,000 received by Dr. Roth in 2014 representing a transition bonus discussed on page 31.

2014 Stock Option Awards

In January 2015, following an assessment of the future potential of our named executive officers together with the assessment of the company’s performance against 2014 goals, the Compensation Committee approved a stock option grant to each of our named executive officers in accordance with pre-established 2014 merit stock option grant targets. In addition, the Compensation Committee worked with Radford to conduct a market analysis of the grant practices of companies within our peer group to determine the level of competitiveness of the company’s annual merit stock option program for its named executive officers. Radford examined the retentive value of our equity program by conducting a market analysis of the annual long-term incentive value of our executive team’s equity holdings. Radford found that as compared to the 50th percentile of the market, our executive team as a whole fell well below the competitive range of annual long-term incentive value with each executive holding less than one year of unvested equity value. As a result, the Compensation Committee determined that the retentive value of our executive team’s current equity holdings was low because potential competitive companies could have an easier time “buying out” the unvested equity value by providing a new hire grant. Based on recommendation from Radford and in line with the compensation philosophy of the company to provide adequate retentive value through our merit stock option program, the Compensation Committee elected to provide stock option grants to align the annual long-term incentive value of our executive officers equity holdings with our competition.

Each of these options have a ten-year term, ratable monthly vesting over four years, and an exercise price equal to the closing price of a share of our common stock on the NASDAQ Global Select Market on the date of grant. The specific number of shares subject to stock options granted to our named executive officers is set forth in the table below:

	Number of Shares Subject to 2014 Merit Stock Option Grant	Number of Shares Subject to Market Alignment Grant	Total 2014 Stock Option Grant
Ms. Perkins	162,500	87,500	250,000
Dr. Adams	107,500	17,500	125,000
Dr. Bloch	60,000	65,000	125,000
Dr. Palombella	60,000	25,000	85,000
Dr. Roth	60,000	25,000	85,000

Establishment of 2015 Base Salary and Compensation Targets

In January 2015, the Compensation Committee approved merit-based salary increases for each of our named executive officers in keeping with our compensation philosophy that base salary levels should be targeted between the 50th and 75th percentiles of our peer group. Based on the Compensation Committee’s assessment of 2014 company performance at the “meets Infinity expectations” level, together with an assessment of the performance and potential of each named executive officer, the Compensation Committee determined that 2015 base salaries should be targeted to the 65th percentile of the market for each named executive officer. This is consistent with our overall targeted base salary compensation throughout the organization. Following a market assessment conducted by Radford, the Compensation Committee set 2015 base salaries of each of our named executive officers as set forth in the table below. In doing so, the Compensation Committee acknowledged the size of the increase in Ms. Perkins’ base salary relative to increases for the remaining named executive officers, but noted that the increase was driven by market data targeted to the 65th percentile in light of a strong individual and company performance year. The Compensation Committee also noted that Ms. Perkins’ base salary had historically been below market.

	2015 Base Salary	% Increase over 2014
Ms. Perkins	$650,000	14.3%
Dr. Adams	498,000	3.9%
Dr. Bloch	406,000	4.1%
Dr. Palombella	402,000	5.5%
Dr. Roth	412,000	3.0%

Based on a review of market data provided by Radford and the 2014 base salaries of our executive officers, in January 2015, the Compensation Committee set target contingent cash compensation opportunities for our executive officers at the following levels:

2015 Contingent Cash Compensation Targets	Below Infinity Threshold Standards	Infinity Threshold Standards	Meets Infinity Expectations	Exceeds Infinity Expectations (Maximum)
Chief Executive Officer	0%	40%	65%	80%
President of Research and Development	0%	35%	50%	75%
Executive Vice President/“C” Level Officer	0%	30%	40%	60%

In January 2015, in connection with its consideration of market alignment grants, the Compensation Committee determined that the company’s merit stock option grant practices would be more closely aligned with its compensation philosophy by establishing fixed-share grant targets contemporaneously with its evaluation of company and individual performance, with such fixed share targets based on a prescribed percentile of our then-current peer group. The Compensation Committee determined that such a change would ensure that our named executive officers would receive competitive long-term incentive value because awards would be based on market conditions and the company’s peer group at the time of grant. Accordingly, the Compensation Committee established targets for annual merit stock option awards at the following market percentiles of our 2015 peer group with the fixed number of shares to be determined based on a market analysis to be conducted at the end of 2015:

2015 Annual Merit Stock Option Award Targets	Below Infinity Threshold Standards	Infinity Threshold Standards		Meets Infinity Expectations		Exceeds Infinity Expectations (Maximum)
Chief Executive Officer	Board Discretion	50	th	65	th	75	th
President of Research & Development	Board Discretion	50	th	65	th	75	th
Executive Vice President/“C” Level Officer	Board Discretion	50	th	65	th	75	th

Accounting and Tax Considerations

While the Compensation Committee generally considers the financial accounting and tax implications to our company of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our named executive officers in 2014. For example, Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid by a public company to its chief executive officer and to each other officer (other than its chief financial officer) whose compensation is required to be reported to stockholders by reason of being among the three most highly paid executive officers. Qualified performance-based compensation is not subject to the deduction limitation if specified requirements are met by us. We will periodically review the potential consequences of Section 162(m) on the various elements of our executive compensation program. Our board of directors or compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Adelene Q. Perkins,	2014	$568,500	$—		$—	$687,779	$369,525	$—	$9,675	(4)	$1,635,479
President and Chief Executive Officer(3)	2013	552,000	—		—	3,300,545	—	—	8,616	(5)	3,861,161
	2012	536,000	—		—	895,473	293,031	—	8,466	(6)	1,732,970

Julian Adams, Ph.D.,	2014	$479,500	—		—	$457,715	$239,750	—	$2,879	(7)	$1,179,844
President of R&D	2013	465,800	—		—	2,183,700	—	—	1,806	(7)	2,651,306
	2012	452,200	—		—	592,390	191,416	—	1,806	(7)	1,237,812

Lawrence E. Bloch, M.D., J.D.,	2014	$390,000	—		—	$259,023	$156,000	—	$8,454	(8)	$813,477
Chief Financial Officer and Chief Business Officer	2013	378,800	—		—	703,727	—	—	8,280	(9)	1,090,807
	2012	191,064	25,000	(10)		1,826,000	47,500	—	5,255	(11)	2,094,819

Vito J. Palombella, Ph.D,.	2014	$381,000	—		—	$259,023	$152,400	—	$8,803	(12)	$801,226
Chief Scientific Officer	2013	366,400	—		—	1,407,455	—	—	8,616	(13)	1,782,471
	2012	352,250	—		—	220,125	178,200	—	8,466	(6)	759,041

David A. Roth, M.D., Chief Medical Officer	2014	$397,102	250,000	(14)	—	$893,650	$160,000	—	$8,803	(12)	$1,709,555
	2013	117,923	125,000	(10)	—	779,886	—	—	1,476	(15)	1,024,285

(1)	The amounts in this column reflect the aggregate grant date fair value of awards made during the applicable fiscal year. See the information in Note 3, “Stock Based Compensation,” to our consolidated financial statements, included as part of our Annual Report on Form 10-K for the year ended December 31, 2014, for assumptions made in determining these values.
(2)	The amounts in this column reflect amounts paid to each of our named executive officers under the contingent cash compensation program described in “Compensation Discussion and Analysis” above.
(3)	Ms. Perkins received the amounts listed above for service as our President and Chief Executive Officer and received no compensation for service as a director. During the year ended December 31, 2014, Ms. Perkins was granted option awards with the grant date fair value set forth below under the heading “Grants of Plan-Based Awards Table.” As of December 31, 2014, Ms. Perkins did not hold any stock awards, but held options to purchase an aggregate of 1,420,072 shares of our common stock.
(4)	Includes $1,875 in life insurance premiums paid on behalf of Ms. Perkins and $7,800 in value of the shares of our common stock contributed to the officer’s 401(k) plan account as a matching contribution.
(5)	Includes $966 in life insurance premiums paid on behalf of Ms. Perkins and $7,650 in value of the shares of our common stock contributed to the officer’s 401(k) plan account as a matching contribution.
(6)	Includes $966 in life insurance premiums paid on behalf of the officer and $7,500 in value of the shares of our common stock contributed to the officer’s 401(k) plan account as a matching contribution.
(7)	Represents life insurance premiums paid on behalf of Dr. Adams.
(8)	Includes $654 in life insurance premiums paid on behalf of Dr. Bloch, $7,800 in value of the shares of our common stock contributed to the officer’s 401(k) plan account as a matching contribution.
(9)	Includes $630 in life insurance premiums paid on behalf of Dr. Bloch and $7,650 in value of the shares of our common stock contributed to the officer’s 401(k) plan account as a matching contribution.
(10)	Represents a signing bonus paid to the officer pursuant to the officer’s letter of employment. In the case of Dr. Roth, he would be required, at our request, to repay a pro-rated portion of his signing bonus if he terminates his employment with us for any reason prior to September 9, 2015.
(11)	Includes $279 in life insurance premiums paid on behalf of Dr. Bloch and $4,976 in value of the shares of our common stock contributed to the officer’s 401(k) plan account as a matching contribution.
(12)	Includes $1,003 in life insurance premiums paid on behalf of the officer and $7,800 in value of the shares of our common stock contributed to the officer’s 401(k) plan account as a matching contribution.
(13)	Includes $966 in life insurance premiums paid on behalf of the Dr. Palombella and $7,650 in value of the shares of our common stock contributed to the officer’s 401(k) plan account as a matching contribution.
(14)	Represents a transition bonus paid to Dr. Roth in 2014 pursuant to his letter of employment.
(15)	Includes $297 in life insurance premiums paid on behalf of Dr. Roth and $1,179 in value of the shares of our common stock contributed to Dr. Roth’s 401(k) plan account as a matching contribution.

Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Adelene Q. Perkins	1/10/14	—	—	—	—	—	—	—	85,500	(2)	$12.91	$687,779
Julian Adams, Ph.D.	1/10/14	—	—	—	—	—	—	—	56,900	(2)	12.91	457,715
Lawrence E. Bloch, M.D., J.D.	1/10/14	—	—	—	—	—	—	—	32,200	(2)	12.91	259,023
Vito J. Palombella, Ph.D.	1/10/14	—	—	—	—	—	—	—	32,200	(2)	12.91	259,023
David A. Roth, M.D	1/10/14	—	—	—	—	—	—	—	5,333	(2)	12.91	42,900
	1/30/14	—	—	—	—	—	—	—	100,000	(2)	13.62	850,750

(1)	Each of our citizen-owners, including our named executive officers, is eligible to participate in a performance-based cash bonus program. The aggregate amount available for potential award under this program to all of our citizen-owners, including our named executive officers, if any, is a function of company performance against goals; the amounts payable to each of our named executive officers, if any, are based on a subjective assessment of individual performance by the Compensation Committee. As such, threshold, target and maximum are not determinable. See “Compensation Discussion and Analysis—Components of our Compensation Program and Relationship to Performance—Cash Compensation” above.
(2)	Vested as to 1/48th of the shares on January 31, 2014 and vests as to 1/48th of the shares at the end of each calendar month thereafter.
(3)	The grant date fair value of the awards has been determined in accordance with FASB ASC Topic 718. See information in Note 3, “Stock Based Compensation,” to our consolidated financial statements, included as part of our Annual Report on Form 10-K for the year ended December 31, 2014, for assumptions made in determining these values.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Adelene Q. Perkins	170,568	—			13.59	1/25/2017
	117,796	—			9.80	12/13/2017
	96,073	—			7.18	12/4/2018
	130,000	—			7.18	12/4/2018
	50,000	—			7.27	1/5/2019
	340,930	—			6.25	1/5/2020
	83,620	—			5.94	1/6/2021
	143,813	47,937	(1)		7.93	1/6/2022
	76,918	76,917	(2)		36.85	1/4/2023
	21,375	64,125	(3)		12.91	1/10/2024
Julian Adams, Ph.D.	200,000	—			13.59	1/25/2017
	111,200	—			9.80	12/13/2017
	110,000	—			7.18	12/4/2018
	50,000	—			7.27	1/5/2019
	104,000	—			6.25	1/5/2020
	106,210	—		—	5.94	1/6/2021
	95,137	31,713	(1)		7.93	1/6/2022
	50,890	50,890	(2)		36.85	1/4/2023
	14,225	42,675	(3)		12.91	1/10/2024

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Lawrence E. Bloch, M.D., J.D.	120,833	79,167	(4)		15.85	7/23/2022
	16,400	16,400	(2)		36.85	1/4/2023
	8,050	24,150	(3)		12.91	1/10/2024

Vito J. Palombella, Ph.D.	4,737	—			2.04	5/10/2015
	5,856	—			3.48	3/31/2016
	59,709	—			13.59	1/25/2017
	20,815	—			9.80	12/13/2017
	35,415	—			7.18	12/4/2018
	15,440	—			6.25	1/5/2020
	125,000	—			7.94	5/12/2020
	39,520	—			5.94	1/6/2021
	35,352	11,784	(1)		7.93	1/6/2022
	32,800	32,800	(2)		36.85	1/4/2023
	8,050	24,150	(3)		12.91	1/10/2024

David A. Roth, M.D.	18,750	41,250	(5)		20.78	9/6/2023
	1,333	4,000	(3)		12.91	1/10/2024
	25,000	75,000	(3)		13.62	1/30/2024

(1)	Vests in equal monthly installments on the last day of the month through December 31, 2015.
(2)	Vests in equal monthly installments on the last day of the month through December 31, 2016.
(3)	Vests in equal monthly installments on the last day of the month through December 31, 2017.
(4)	Vested as to one quarter of the shares on July 23, 2013 and thereafter vests as to the remaining shares in equal monthly installments through July 23, 2016.
(5)	Vested as to one quarter of the shares on September 6, 2014 and thereafter vests as to the remaining shares in equal monthly installments through September 6, 2017.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Adelene Q. Perkins	—	—	—	—
Julian Adams, Ph.D.	—	—	—	—
Lawrence E. Bloch	—	—	—	—
Vito J. Palombella, Ph.D.	23,681	$316,839	—	—
David A. Roth, M.D.	—	—	—	—

Potential Payments upon Termination or Change in Control

Our named executive officers are entitled to certain benefits under the severance plan in the event their employment is terminated without cause or by way of resignation for good reason, as described above under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis—Components of our Compensation Program and Relationship to Performance—Severance Benefits.” The following table describes the potential payments and benefits to each of our named executive officers assuming a termination of employment without cause or by way of resignation for good reason on December 31, 2014. In addition to the amounts shown in the table below, each executive would receive payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred.

Name and Principal Position	Salary ($)	Cash Incentive ($)	Market Value of Awards Vesting on Termination ($)(1)	Healthcare Benefits ($)(2)	Other ($)(3)	Total ($)
Adelene Q. Perkins,	568,500	—	586,463	24,375	10,000	1,189,338
President and Chief Executive Officer

Julian Adams, Ph.D.,	479,500	—	376,701	15,994	10,000	882,195
President of R&D

Lawrence E. Bloch, M.D., J.D.	390,000	—	119,977	24,375	10,000	544,352
Chief Financial Officer and Chief Business Officer

Vito J. Palombella, Ph.D.	381,000	—	162,061	24,375	10,000	577,436
Chief Scientific Officer

David A. Roth, M.D	400,000	—	111,497	813	10,000	519,412
Chief Medical Officer

(1)	This amount is equal to (i) the number of options that would vest as a direct result of the employment termination multiplied by (ii) the excess of $16.89, which represents the fair market value of our common stock as of December 31, 2014, over the exercise price of the options.
(2)	Represents the cost of continued COBRA benefits for the executive officer and any qualified beneficiary. COBRA benefits are payable until 12 months following termination of employment if the named executive officer elects COBRA coverage, and only for so long as such coverage continues in force.
(3)	Represents the estimated cost of outplacement services for a period of six months.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2014:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,534,148	$13.81	3,044,727	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	6,534,148	$13.81	3,044,727

(1)	This table excludes an aggregate of 43,148 shares of our common stock issuable upon exercise of outstanding options granted by our predecessor company and assumed by us in connection with the reverse merger with our predecessor company. The weighted average exercise price of the excluded options is $4.94.
(2)	Consists of (i) 2,903,202 shares of our common stock available for future issuance under our 2010 Stock Incentive Plan and (ii) 141,525 shares of our common stock available for future issuance under our ESPP.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Selby (Chair) and Berkowitz and Dr. Venuti. No member of the Compensation Committee was at any time during our 2014 fiscal year, or formerly, an officer or employee of ours or any subsidiary of ours, nor has any member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

None of our executive officers have served as a director or member of the compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our board of directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors,

Norman C. Selby (Chair)

Michael C. Venuti, Ph.D.

Jeffrey Berkowitz

PROPOSAL 2—AMENDMENT TO 2010 STOCK INCENTIVE PLAN

Background of the 2010 Stock Incentive Plan

Our 2010 Stock Incentive Plan, or 2010 Plan, was approved by our board of directors on March 11, 2010 and approved by our stockholders on May 25, 2010. The 2010 Plan was adopted to replace our then-expiring 2000 Stock Incentive Plan, or 2000 Plan, and provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (or SARs), restricted stock, restricted stock units, and other stock-based and cash-based awards. At the time our 2010 Plan was approved by our stockholders, up to 3,000,000 shares of our common stock, together with up to 5,443,833 additional shares from expiring or canceled grants made under the 2000 Plan, were reserved for future issuance pursuant to the 2010 Plan.

On December 10, 2010, our board of directors adopted an amendment to the 2010 Plan to increase the size of the stock option grants made to members of our board of directors from time to time and to provide for an annual stock option grant to any individual serving as a non-employee chair of our board. On May 16, 2012, our stockholders approved a second amendment to the 2010 Plan to increase the number of shares of our common stock that may be issued pursuant to awards granted under the 2010 Plan by an additional 3,000,000 shares. On March 6, 2013 our board of directors adopted a third amendment to the 2010 Plan to increase the size of stock option grants made to members of our board from time to time, and, on June 11, 2013, our stockholders approved a fourth amendment to our 2010 Plan to increase the number of shares of our common stock that may be issued pursuant to awards granted under the 2010 Plan by an additional 1,485,000 shares. On March 19, 2015, our board of directors adopted, subject to stockholder approval, a fifth amendment to the 2010 Plan that would increase the number of shares of our common stock that may be issued pursuant to awards granted under the 2010 Plan by an additional 2,300,000 shares. A copy of the 2010 Plan, as amended, and the proposed Amendment No. 5 are attached to this proxy statement as Exhibit A.

In addition to asking stockholders to approve Amendment No. 5 to the 2010 Plan, we are also asking stockholders to approve the material terms of the 2010 Plan and the performance goals thereunder for purposes of enabling us to grant awards under the 2010 Plan that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code. In general, under Section 162(m) of the Code, in order for us to be able to deduct compensation in excess of $1,000,000 paid in any one year to our chief executive officer or any of our three other most highly compensated executive officers (other than our chief executive officer and chief financial officer), that excess compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the “material terms” of the performance goals under which compensation may be paid to our executives be disclosed to and approved by our stockholders every five years. For purposes of Section 162(m), the “material terms” include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. Each of these aspects is discussed below, and stockholder approval of this Proposal 2 will constitute approval of each of these aspects of the 2010 Plan for purposes of the approval requirements of Section 162(m) beyond the current expiration of such approval in 2015. While the 2010 Plan will allow us to grant awards that are intended to be exempt from Section 162(m), the Compensation Committee may, in its judgment, grant awards under the 2010 Plan that are not exempt from Section 162(m) when it believes that such awards are appropriate to attract and retain executive talent and are in the best interests of our stockholders.

As of March 31, 2015, options to purchase 5,658,600 shares of common stock were outstanding under the 2010 Plan, which options had a weighted-average exercise price of $15.56 and a weighted-average remaining term of 8.30 years. As of March 31, 2015, there were 1,302,690 shares available for future grant under the 2010 Plan. In addition, options to purchase 2,354,231 shares of common stock were outstanding under the 2000 Plan, which options had a weighted-average exercise price of $9.25 and a weighted-average remaining term of 3.35 years. Options to purchase 26,667 shares of common stock were outstanding under the 2001 plan, which options had a weighted-average exercise price of $4.84 and a weighted-average remaining term of 0.9 years.

Highlights of the 2010 Plan

•	No Liberal Share Counting. The 2010 Stock Incentive Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding requirements.

•

Fungible Share Ratio. All restricted stock or other awards with a share or unit purchase price less than the fair market value of the underlying common stock on the date of grant is counted against the share limits of the 2010 Stock Incentive Plan as 1.35 shares of common stock.

•

No Repricing of Stock Options or Stock Appreciation Rights. The 2010 Stock Incentive Plan prohibits the direct or indirect repricing of stock options or stock appreciation rights without stockholder approval.

•

No Automatic Annual Increase. The 2010 Stock Incentive Plan does not include “evergreen” features with respect to which additional shares are automatically authorized for issuance each year without stockholder approval.

•	No Reloading of Stock Options. The 2010 Stock Incentive Plan does not permit the automatic grant of an additional stock option upon the exercise of an outstanding stock option.
•

No Discounted Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights must have an exercise price or measurement price equal to or greater than the fair market value of the underlying common stock on the date of grant.

•

Administered by an Independent Committee. Certain aspects of the 2010 Stock Incentive Plan including the granting of options to executive officers are administered by the Compensation Committee, which is made up entirely of independent directors.

•

Material Amendments That Require Stockholder Approval. Stockholder approval is required prior to an amendment of the 2010 Stock Incentive Plan that would (1) materially increase the number of shares available, (2) expand the types of available awards, (3) materially expand the class of participants eligible to participate, or (4) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of the NASDAQ.

Determination of the Number of Shares for the 2010 Plan

Within the biopharmaceutical industry, equity continues to be a key component of employee compensation. We recognize that equity is a limited resource and that its allocation must be thoughtful – reflecting both the need to ensure that our citizen-owners make decisions that can best create long-term stockholder value and the imperative to closely manage stockholder dilution. In recommending Amendment No. 5, our Compensation Committee carefully considered the equity compensation needs of the company, including the number of shares likely to be needed for future grants to attract and retain exceptional talent in a highly competitive environment. The Compensation Committee balanced these needs with our equity burn rate and potential dilution to our stockholders.

Burn Rate

The following table sets forth information regarding historical awards granted and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted-average number of shares of common stock outstanding for that year, for each of the last three fiscal years:

	2012	2013	2014
Stock options granted	1,706,363	1,412,894	1,576,734
Basic weighted-average common shares outstanding at year end	31,711,264	47,936,001	48,561,653
Annual Burn Rate	5.4%	2.9%	3.2%
Three-Year Average Burn Rate	3.8%

We believe that we have effectively managed our equity burn rate. When we asked our stockholders to approve the 2010 Plan, our board of directors committed to our stockholders that, for the three fiscal years beginning with our 2010 fiscal year, the burn rate under the 2010 Plan would not exceed 7.31% on average, excluding equity grants assumed by us in any future merger or acquisition transaction. We met our three-year burn rate commitment with an average burn rate of 5.38%, and a trailing three year average burn rate of 5.81%. Notably, we have further decreased our burn rate to our current three-year average burn rate of 3.8%, which falls well below our initial commitment to stockholders, and importantly, below the burn rate benchmark of 5.99% established by Institutional Shareholder Services, Inc., or ISS, for Russell 3000 companies in our industry. Additionally, our ability to manage our equity burn rate and to align compensation to performance has been recognized by our stockholders as we received the support of approximately 82% of the votes cast at our 2014 annual stockholders meeting on a resolution to approve, on an advisory (non-binding) basis, our executive compensation program.

Dilution and Overhang

We believe that the dilution level resulting from approval of Amendment No. 5 is moderate and in the best interest of our stockholders. Using data available as of March 31, 2015, we have calculated the potential dilution to stockholders resulting from approval of Amendment No. 5 to be 4.7%.

Overhang is a measure of potential dilution and is defined as the sum of (i) the total number of equity awards outstanding and (ii) the total number of shares that remain available for grant under our equity plan (such sum, the “equity plan shares”), divided by the total number of share of common stock outstanding plus the equity plan shares. Our overhang at December 31, 2014 was 16.25% and if the 2,300,000 shares proposed to be authorized for grant under Amendment 5 are included in the calculation, our overhang at December 31, 2014 would have been 19.42%.

In addition to these quantitative measures, we believe that our equity compensation program is aligned with stockholder value using qualitative measures. Our stock option program is the primary vehicle for offering long-term incentives to our citizen-owners. All of our citizen-owners receive stock option grants upon their hire and are eligible to receive merit stock option grants in connection with our annual performance review process and with a promotion to a more senior position. We believe that broad-based equity grants are fundamental in creating a culture of citizen-ownership, providing our citizen-owners with a strong link to our long-term performance and aligning the interests of our citizen-owners and our non-employee stockholders by allowing citizen-owners to participate in the longer term success of our company as reflected in stock price appreciation. In addition, the vesting feature of our equity grants is intended to further our goal of retention because it provides an incentive for our citizen-owners to remain in our employ during the vesting period.

As we continue to advance duvelisib in late-stage clinical trials, we believe our success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating our citizen-owners. We recognize the need to do this while simultaneously managing the impact of equity awards on our stockholders. We believe that the number of shares currently available to us for option grants and other stock-based awards under our 2010 Plan will be insufficient to satisfy our future equity compensation needs. A vote for approval of Amendment No. 5 would provide the additional number of shares we believe to be necessary to meet our future equity compensation requirements into 2017 based on our current operating plan. We also believe that we have effectively balanced the competing priorities impacting our equity compensation practices and we intend to continue this practice in the future.

Accordingly, our board of directors believes approval of Amendment No. 5 to the 2010 Plan is in the best interests of our company and our stockholders and recommends a vote “FOR” the approval of such amendment.

Description of the 2010 Plan

The following is a brief summary of the 2010 Plan, as amended, a copy of which, along with proposed Amendment No. 5, is attached as Exhibit A to this proxy statement. The following description is only a summary of the material terms of the 2010 Plan, and is qualified in its entirety by reference to the 2010 Plan. You can request a copy of the 2010 Plan by writing to Infinity Pharmaceuticals, Inc., Attn: Investor Relations, 784 Memorial Drive, Cambridge, Massachusetts 02139. A copy of the 2010 Plan, which is attached to the electronic copy of this proxy statement filed with the SEC, also may be accessed from the SEC’s home page (www.sec.gov).

Number of Shares Available for Award

As of March 31, 2015, options to purchase 5,658,600 shares of common stock were outstanding under the 2010 Plan, and 1,302,690 shares were available for future grant under the 2010 Plan plus up to an additional 2,354,231 shares of our common stock underlying outstanding awards from the 2000 Plan as described below, and applying the fungible share counting rules described below. These numbers are also subject to adjustment in the event of stock splits and other similar changes in capitalization or events. Shares issued under the 2010 Plan may be authorized and unissued shares or treasury shares. If any award granted under the 2010 Plan or the 2000 Plan expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as a result of the shares underlying such award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any shares not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash), the unused shares covered by the award will again be available for grant under the 2010 Plan, subject to any limitations applicable incentive stock options under the Internal Revenue Code of 1986, as amended, or the Code. However, open-market purchases of shares using the proceeds from the exercise of awards do not increase the number of shares available for future grants. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations are not available for issuance pursuant to new awards. Amendment No. 5 to the 2010 Plan seeks to increase the number of shares of our common stock that may be issued pursuant to awards granted under the 2010 Plan by an additional 2,300,000 shares.

The 2010 Plan uses a “fungible share” concept under which the awards of options and SARs cause one share per share subject to such award to be removed from the available share pool, while the award of restricted stock, restricted stock units, or other stock-based awards where the price per share or unit for the award is less than 100% of the fair market value of our common stock on the date of grant will be counted against the pool as 1.35 shares for each share subject to such award. Shares subject to awards under the 2010 and 2000 Plans that are returned to the 2010 Plan as described above will be credited back to the pool at the same rates described in the preceding sentence. Shares are subtracted for exercises of SARs using the proportion of the total SAR that is exercised, rather than the number of shares actually issued.

Types of Awards

The 2010 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, SARs, restricted stock, restricted stock units and other stock-based and cash-based awards as described below.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price equal to or greater than the fair market value of our common stock on the date of grant. Under the 2010 Plan, options may not be granted for a term in excess of ten years. Options may not provide for the automatic grant of additional options in connection with the exercise of the original option, and options may not provide for the payment or accrual of dividend equivalents. The 2010 Plan permits the following forms of payment of the exercise price of options:

•	payment by cash, check or in connection with a “cashless exercise” through a broker;

•	subject to certain conditions, surrender to the company of shares of our common stock;

•	subject to certain conditions, “net exercise” in which a portion of the shares to be issued on exercise are withheld to pay the exercise price;

•	subject to certain conditions, any other lawful means; or

•	any combination of these forms of payment.

Director Options. The 2010 Plan provides for the automatic grant of options to members of our board of directors who are not employees. Please refer to “Corporate Governance – Director Compensation” for a detailed discussion of these grants. Our board of directors retains the specific authority to increase or decrease the number of shares subject to such options and to grant options, SARs, restricted stock awards, restricted stock unit awards and other stock-based awards and cash-based awards in addition to or in lieu of some or all of such options.

Stock Appreciation Rights. A SAR is an award entitling the holder, upon exercise, to receive an amount in common stock, cash, or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the SAR’s measurement price. The measurement price must be equal to or greater than the fair market value of our common stock on the date the SAR is granted. SARs may be granted independently or in tandem with a stock option. SARs may not be granted for a term in excess of ten years and may not provide for the payment or accrual of dividends.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to the right of the company to repurchase some or all of those shares from the recipient (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the restriction period established for that award. The right to receive any dividends with respect to restricted stock will be conditioned on the vesting of the award unless otherwise provided in an award agreement.

Restricted Stock Unit Awards. Restricted stock unit awards, or RSUs, entitle the recipient to receive shares of our common stock (or, if provided in the applicable award, cash equal to the fair market value of such shares) to be delivered at the time the award vests pursuant to the terms and conditions established by our board of directors. The award agreement for RSUs may provide participants with the right to receive dividend equivalents, which may be paid currently or credited to an account for the participant, may be settled in cash and/or shares of common stock and may be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid.

Other Stock-Based Awards and Cash-Based Awards. Under the 2010 Plan, our board of directors has the right to grant other awards based upon our common stock or other property, with these awards having terms and conditions determined by our board. These awards may be paid in shares of our common stock or in cash and are available to our board of directors as a form of payment in settlement of other awards granted under the plan or as payment in lieu of compensation to which the participant is otherwise entitled. Our board may also grant awards denominated in cash rather than shares of our common stock.

Performance Conditions. The Compensation Committee may determine, at the time of grant, that a restricted stock award, RSU or other stock-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such award will be based on one or more objective performance measures, which shall be based on the relative or absolute attainment of any combination of the following:

•

the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right;

•

achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies;

•	the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development;

•	the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials;

•	the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets;

•	new product or service releases;

•	the achievement of qualitative or quantitative performance measures set forth in operating plans approved by our board of directors from time to time;

•

specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment;

•	improvement of financial ratings;

•	achievement of balance sheet or income statement objectives; and/or

•	total stockholder return.

Such performance goals may reflect, as applicable, absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of:

•	extraordinary items;

•	gains or losses on the dispositions of discontinued operations;

•	the cumulative effects of changes in accounting principles;

•	the writedown of any asset; and

•	charges for restructuring and rationalization programs.

These performance goals may vary by participant and be different for different awards, be particular to a participant or department, branch, line of business, subsidiary or other unit in which the participant works, and may cover any period specified by the Compensation Committee. These goals will, however, be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code. The Compensation Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such awards, and may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of the Company. The Compensation Committee has the power to impose other restrictions on such awards as it may deem necessary or appropriate to ensure that such awards satisfy the requirements under Section 162(m) of the Code. Awards that are not intended to satisfy the requirements under Section 162(m) of the Code may be based on these performance goals or other performance measures as our board of directors may determine.

Transferability of Awards

In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. Subject to certain conditions, our board of directors may permit or provide in an award agreement that a participant can transfer an award without payment to an immediate family member, family trust, or certain other related entities to the extent the rules under Form S-8 would cover the transferee.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of our company and its present or future parent or subsidiary corporations, and of other business ventures in which we have a controlling interest as determined by our board of directors, are eligible to be granted awards under the 2010 Plan. However, incentive stock options may only be granted to employees of Infinity Pharmaceuticals, Inc. and its present or future parent or subsidiary corporations and to employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

The maximum number of shares with respect to which awards may be granted to any participant under the 2010 Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of a stock option in tandem with SAR is treated as a single award.

Plan Benefits

As of March 31, 2015, approximately 210 persons were eligible to receive awards under the 2010 Plan, including our executive officers and non-employee directors. Except for the automatic grant of awards to non-employee directors as described above, the grant of awards under the 2010 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

The following table sets forth, as of March 31, 2015, the stock option and restricted stock grants made under the 2010 Plan since its adoption to the individuals indicated below:

	Option Awards	Restricted Stock Awards
Named executive officers
Adelene Q. Perkins, President and Chief Executive Officer	841,635	—
Julian Adams, Ph.D., President, Research and Development	516,740	—
Lawrence E. Bloch, M.D., J.D., EVP, Chief Financial Officer & Chief Business Officer	390,000	—
Vito Palombella, Ph.D., EVP, Chief Scientific Officer	269,456	—
David A. Roth, M.D., EVP, Chief Medical Officer	250,333	—
All current executive officers as a group	2,468,164	—

All employees, including all current officers who are not executive officers, as a group	5,192,770	—

All current directors who are not executive officers as a group	439,375	—

Each nominee for election as a director
José Baselga, M.D., Ph.D.	30,000	—
Jeffrey Berkowitz, J.D.	30,000	—
Anthony B. Evnin, Ph.D.	81,000	—
Gwen A. Fyfe, M.D.	46,000	—
Eric S. Lander, Ph.D.	47,625	—
Adelene Q. Perkins	841,635	—
Norman C. Selby	70,000	—
Ian F. Smith	67,375	—
Michael C. Venuti, Ph.D.	67,375	—

Each other person who received 5% of such awards	—	—

On March 31, 2015, the last reported sale price of our common stock on the NASDAQ Global Select Market was $13.98.

Administration

The 2010 Plan is administered by our board of directors, which has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2010 Plan and to interpret the provisions of the 2010 Plan and any award agreements. Pursuant to the terms of the 2010 Plan and to the extent permitted by applicable law, our board of directors may delegate authority under the 2010 Plan to one or more committees or subcommittees of the board, and it has authorized the Compensation Committee to administer certain aspects of the 2010 Plan, including the granting of options to executive officers. In addition, pursuant to the terms of the 2010 Plan and to the extent permitted by applicable law, our board of directors may authorize one or more of our officers to grant stock options and certain other awards to eligible participants other than our executive officers, subject to limitations set by our board of directors or the Compensation Committee. Ms. Perkins has been authorized to grant such stock options. Her authorization is limited as follows: (i) no awards may be made to our executive officers; (ii) no single person may receive awards for more than 50,000 shares in any calendar year; (iii) no awards may be made in any calendar quarter for more than 250,000 shares in the aggregate; and (iv) all awards must be made at fair market value. Any stock options granted pursuant to the authority granted to Ms. Perkins are reported to the Compensation Committee on a quarterly basis.

Subject to any applicable limitations contained in the 2010 Plan, our board of directors, the Compensation Committee, or any other committee to which our board delegates authority, as the case may be, selects the recipients of awards and determines:

•	the number of shares of our common stock covered by options and the dates upon which such options become exercisable;

•	the exercise price of stock options (which may not be less than 100% of fair market value of our common stock on the date of grant);

•	the duration of stock options (which may not exceed 10 years); and

•

the number of shares of our common stock subject to any SAR, restricted stock award, RSU or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, measurement price, issue price and repurchase price.

Discretionary awards to non-employee directors may be granted and administered only be a committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

Our board of directors is required to make appropriate and equitable adjustments in connection with the 2010 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2010 Plan also contains provisions addressing the consequences of any “Reorganization Event”, which is defined as:

•

any merger or consolidation of our company with or into another entity, as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction; or

•	any liquidation or dissolution of our company.

In connection with a Reorganization Event, our board of directors or the Compensation Committee may take any one or more of the following actions as to all or any outstanding awards, other than restricted stock awards, on such terms as our board or Compensation Committee determines (unless specifically provided otherwise in the applicable award agreement or any other agreement between us and the 2010 Plan participant):

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice, provide that all unexercised awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice;

•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event;

•

in the event of a Reorganization Event under the terms of which holders of our common stock will receive, upon consummation thereof, a cash payment for each share surrendered in the Reorganization Event, or Acquisition Price, make or provide for a cash payment to an award holder equal the excess, if any, of (i) the Acquisition Price times the number of shares of our common stock subject to the vested portion of the holder’s award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) over (ii) the aggregate exercise, measurement or purchase price of the holder’s outstanding award and any applicable tax withholdings, in exchange for the termination of such award;

•

provide that, in connection with a liquidation or dissolution of our company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and

•	any combination of the foregoing.

Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of our company, our repurchase and other rights with respect to outstanding restricted stock awards will inure to the benefit of our successor and shall, unless our board of directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the restricted stock award. However, our board of directors may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock award, either initially or by amendment. Upon a liquidation or dissolution of our company, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock award or any other agreement between us and a 2010 Plan participant, all restrictions and conditions on all restricted stock then outstanding will automatically be deemed terminated or satisfied.

Unless otherwise provided for in the instrument evidencing any stock option or SAR or any other agreement between us and a 2010 Plan participant, effective immediately prior to a “Change in Control Event” (as this term is defined in the 2010 Plan), all stock options and SARs then outstanding will immediately become exercisable in full. Unless otherwise provided in the instrument evidencing a restricted stock award or RSU or any other agreement between us and a 2010 Plan participant, effective immediately prior to a Change in Control Event, all restrictions and conditions on all restricted stock awards and RSUs then outstanding will automatically be deemed terminated and/or satisfied. Our board of directors may specify in an award agreement at the time of grant the effect of a Change in Control Event on another stock-based award or cash-based award. The deferred compensation rules of Section 409A of the Code may delay payment where such delay is required to comply with its rules or may cause, in certain circumstances, RSUs to be terminated without any payment in exchange for such termination.

Except as described above, our board of directors or the Compensation Committee may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Substitute Awards

In connection with a merger or consolidation of an entity with our company, or the acquisition by our company of property or stock of an entity, our board of directors may grant awards in substitution for any stock options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as our board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2010 Plan. Substitute awards will not count against the 2010 Plan’s overall share limit or any sublimits contained in the 2010 Plan, except as may be required by the Code.

Restrictions on Repricing

Unless our stockholders approve such action (or such action is permitted by the 2010 Plan in connection with a change in capitalization, a Reorganization Event, or a Change in Control Event, as described above), the 2010 Plan provides that we may not:

•

amend any outstanding stock option or SAR granted under the 2010 Plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;

•

cancel any outstanding option or SAR (whether or not granted under the 2010 Plan) and grant in substitution therefor new awards under the 2010 Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•	cancel in exchange for cash any outstanding stock options or SARs that then have exercise or measurement prices per share below the then-current fair market value of our common stock; or

•	take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Provisions for Foreign Participants

Our board of directors or the Compensation Committee may establish subplans under the 2010 Plan to recognize differences in securities, tax or other laws of foreign jurisdictions. Any such subplans will be established by adopting supplements to the 2010 Plan containing any limitations on our board’s discretion and such additional terms and conditions not otherwise in consistent with the 2010 Plan as our board deemed necessary or desirable. Each supplement adopted by our board will be deemed to be part of the 2010 Plan but will only apply to participants within the affected jurisdiction.

Amendment or Termination

No award may be made under the 2010 Plan after May 24, 2020 but awards previously granted may extend beyond that date. Subject to limitations on repricing and actions requiring stockholder approval, our board may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option. The participant’s consent to such action is required unless our board determines that the action does not materially and adversely affect the participant’s rights under the 2010 Plan or the change is otherwise permitted under the 2010 Plan. Our board of directors may at any time amend, suspend or terminate the 2010 Plan or any portion of the 2010 Plan; provided that, to the extent determined by our board, no amendment requiring stockholder approval under applicable legal, regulatory or listing requirements as set forth in the 2010 Plan will become effective until such stockholder approval is obtained.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2010 Plan. This summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by our company or its corporate parent or 50%-or-more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of an SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the RSU vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards and Cash-Based Awards

The tax consequences associated with any other stock-based award or cash-based award granted under the 2010 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to our company, except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 3—AMENDMENT TO 2013 EMPLOYEE STOCK PURCHASE PLAN

Our 2013 Employee Stock Purchase Plan, or ESPP, was approved by our board of directors on March 6, 2013 and approved by our stockholders on June 11, 2013. The ESPP provides for 250,000 shares to be available for purchase by eligible citizen-owners according to its terms. On June 11, 2013 our board of directors adopted Amendment No. 1 to the ESPP to allow participants to increase the rate of his or her payroll deductions during an offering period. On March 19, 2015 our board of directors adopted, subject to stockholder approval, Amendment No. 2 to our ESPP that would increase the number of shares of our common stock that may be issued under the ESPP by an additional 150,000 shares. A copy of the ESPP, as amended, and the proposed Amendment No. 2 are attached to this proxy statement as Exhibit B.

The ESPP is intended to benefit our company and our stockholders by attracting, retaining and motivating talented citizen-owners, which we believe to be critical for the success of our company. We believe that the ability to participate in our ESPP is an attractive feature for current and potential citizen-owners by affording them the opportunity to share in the growth and success of our company. Following an analysis of our current operating plans, our Compensation Committee determined that the number of shares currently available to us for issuance under ESPP will be insufficient to satisfy our future needs and recommended to our board of directors the adoption of Amendment No. 2.

Accordingly, our board of directors believes approval of Amendment No. 2 to our ESPP is in the best interests of our company and our stockholders and recommends a vote FOR the approval of Amendment No. 2 to our ESPP.

Description of the ESPP

The following is a brief summary of the ESPP, as amended. The following description is only a summary of the material terms of the ESPP, and is qualified in its entirety by reference to the ESPP, a copy of which is attached to this proxy statement as Exhibit B. You can request a copy of the ESPP by writing to Infinity Pharmaceuticals, Inc., Attn: Investor Relations, 784 Memorial Drive, Cambridge, Massachusetts 02139. A copy of the ESPP, which is attached to the electronic copy of this proxy statement filed with the SEC, also may be accessed from the SEC’s home page (www.sec.gov).

Eligibility

All employees of the company and any subsidiary of the company designated by our board of directors or compensation committee are eligible to participate provided that they are customarily employed for more than 30 hours a week, and they are employees on the first day of the offering period. In addition, no employee can be granted an option under the ESPP that would result in the employee owning common stock and/or options to purchase common stock representing 5% or more of the total combined voting power or value of all classes of our outstanding capital stock. As of March 31, 2015, 202 employees were eligible to participate in the ESPP, including our named executive officers.

Plan Operation

The ESPP permits eligible employees to purchase shares of our common stock at a discount through accumulated payroll deductions. Eligible employees may elect to participate by completing a subscription agreement, timely filing it with our payroll office and authorizing after-tax payroll deductions from their pay. Participants can elect to contribute up to 10% of their compensation (as defined in the ESPP) received on each pay day during the offering period. The ESPP will be implemented by consecutive, overlapping 24-month offering periods, each consisting of four six-month purchase periods. On the first day of each offering period, which shall be the first day on which national stock exchanges and the NASDAQ System are open for trading on or after July 1 and January 1 of each year and which we refer to as the enrollment date, each employee who is enrolled in the ESPP will automatically receive an option to purchase up to a whole number of shares of our common stock, which we refer to as the option shares, determined by dividing $50,000 by the fair market value of a share of common stock on the enrollment date. However, no eligible employee may be granted an option under the ESPP to the extent that the employee’s rights to purchase shares under the ESPP accrue at a rate that exceeds $25,000 in fair market value (based on the value of the stock on the enrollment date) of common stock in any given calendar year in which such option is outstanding at any time. The option will become exercisable as to 25% of the option shares on the last day of each purchase period. Unless a participant withdraws from the ESPP, the option will be exercised automatically on the last day of each purchase period, which we refer to as the exercise date, as to the largest whole number of shares that are exercisable and can be purchased with the deductions accumulated as of the last day of the purchase period. An option shall expire on the last day of the applicable offering period. The initial offering period under the ESPP began on July 1, 2013. The purchase price of each of the shares purchased in a given purchase period will be 85% of the closing price of a share of our common stock on the enrollment date or the exercise date, whichever is lower. If the total number of shares of common stock with respect to which options are to be exercised exceeds the number of shares remaining available for issuance under the ESPP, we will only issue to participants in that offering that number of shares remaining available for issuance, on a pro-rata basis.

To the extent permitted by any applicable laws, regulations, or rules of the established stock exchange, national market system, or over-the-counter market on which the common stock trades, if the fair market value of the common stock on the enrollment date of the next offering period is lower than the fair market value of the common stock on the enrollment date of any current offering period, then all participants in such current offering period shall be automatically withdrawn from such offering period immediately after the exercise of their option on the exercise date and shall be automatically re-enrolled in the next offering period as of the first day thereof.

All payroll deductions received or held by the company under the ESPP may be used by us for any corporate purpose, and we will not be obligated to segregate such payroll deductions. No interest will accrue on the payroll deductions, and an employee participating in the ESPP may not make any additional payments into the account. Employees may purchase common stock under the ESPP only through payroll deductions. A participant’s payroll deduction elections remain in effect for successive offering periods unless decreased or terminated by the participant. A participant may increase or decrease the rate of his or her payroll deductions during an offering period by filing a new agreement with our payroll office authorizing a change in payroll deduction rate although our board of directors may, in its discretion, limit the number of participation rate changes during any offering period. In addition, a participant may elect to discontinue his or her payroll deductions during an offering period but not elect to withdraw his or her funds. In such cases, funds deducted prior to his or her election to discontinue shall be applied to the purchase of common stock on the last day of the purchase period in which the funds were deducted.

A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the ESPP at any time by giving written notice to us. All of the participant’s payroll deductions credited to his or her account will be paid to the participant promptly after receipt of notice and withdrawal and such participant’s option for the offering period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such offering period. If a participant withdraws from an offering period, payroll deductions will not resume at the beginning of the succeeding offering period unless the participant delivers a new subscription agreement. A participant’s withdrawal from an offering period will not have any effect upon his or her eligibility to participate in succeeding offering periods or in any other similar plan which the company may adopt. If a participant ceases to be an employee for any reason, he or she shall be deemed to have elected to withdraw from the ESPP and the payroll deductions credited to his or her account during the offering period but not yet used to exercise the option will be returned to such participant. If, prior to the last day of the offering period, the designated subsidiary by which the citizen-owner is employed ceases to be a subsidiary of the company, or if the employee is transferred to a subsidiary that is not a designated subsidiary, the employee shall be deemed to have terminated employment for purposes of the ESPP.

The value of the common stock purchased will vary based on the fair market value of our common stock on the last day of the offering period. Accordingly, the dollar value and the number of shares that may be purchased in the future pursuant to the ESPP are not currently determinable.

We are required to make equitable adjustments to the number and class of securities available under the ESPP, the share limitations under the ESPP and the purchase price for an offering period under the ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other Reorganization Event (as defined in the ESPP), our board of directors may take any one or more of the following actions as to outstanding options under the ESPP on such terms as our board determines:

•	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board in such notice, which date shall not be less than 10 days preceding the effective date of the Reorganization Event;

•

upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date;

•

in the event of a Reorganization Event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, change the last day of the offering period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the Reorganization Event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the applicable purchase price, where the acquisition price is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the ESPP, minus (2) the result of multiplying such number of shares by the purchase price; and/or

•	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Administration

The ESPP shall be administered by our board of directors or a committee of members of our board. Our board of directors has authority to construe, interpret and apply the terms of the ESPP, to determine eligibility and to adjudicate all disputed claims filed under the ESPP, and its interpretation and decisions with regard thereto shall be final and conclusive.

The board of directors has the ability to change the duration of offering periods and purchase periods (including the commencement dates thereof) with respect to future offerings without stockholder approval. Our board of directors may terminate or amend the ESPP at any time and for any reason. No such termination can affect options previously granted, except that an offering period may be terminated by our board on any exercise date if our board determines that the termination of the ESPP is in the best interests of the company and its stockholders. Upon termination of the ESPP all amounts in the accounts of participants shall be promptly refunded. We are required to obtain stockholder approval of any amendment to the ESPP in the manner and to the degree required by Section 423 of the Code.

Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, our board shall be entitled to change the offering periods and purchase periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation and establish such other limitations or procedures as our board determines in its sole discretion advisable which are consistent with the ESPP.

To comply with the laws of a foreign jurisdiction, we may grant options to employees who are citizens or residents of foreign jurisdictions with terms that are less favorable (but not more favorable) than the terms of options granted under the ESPP to employees who are resident in the United States. We may exclude employees who are citizens or residents of a foreign jurisdiction from eligibility under the ESPP if the grant of an option under the ESPP to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or if compliance with the laws of the foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code. Our board of directors may from time to time establish one or more sub-plans under the ESPP with respect to one or more designated subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that the ESPP complies with Section 423 of the Code. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants

A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of a purchase period. A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the ESPP. The amount of each type of income and loss will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date on which the participant purchased the stock at a profit (i.e., the sales proceeds exceed the purchase price), the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; or

•	the participant’s profit.

Any profit in excess of compensation income will be long-term capital gain. If the participant sells the stock at a loss (i.e., if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and short-term if held one year or less.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant recognizes compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Although stockholder approval of the appointment of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved by our stockholders at the 2015 annual meeting, our Audit Committee will reconsider its appointment of Ernst & Young LLP.

Representatives of Ernst & Young LLP are expected to be present in person or via teleconference at the 2015 annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Our board of directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2015 fiscal year.

OTHER MATTERS

Our board of directors is not aware of any other matters that are likely to be brought before the 2015 annual meeting. If other matters are properly brought before the 2015 annual meeting, including a proposal to adjourn the meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

We hope that you will attend the annual meeting. Whether or not you plan to attend, we urge you to vote your shares over the Internet or by telephone, or complete, date, sign and return the enclosed proxy card in the accompanying postage-prepaid envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

EXHIBIT A

INFINITY PHARMACEUTICALS, INC.

2010 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this 2010 Stock Incentive Plan (the “Plan”) of Infinity Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 7), Restricted Stock (as defined in Section 8), Restricted Stock Units (as defined in Section 8) and Other Stock-Based Awards (as defined in Section 9) and Cash-Based Awards (as defined in Section 9).

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

(d) Awards to Non-Employee Directors. Discretionary Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 11, Awards may be made under the Plan for up to 3,000,000 shares of common stock, $.001 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. The Company shall not make any new Awards under any prior equity plans after the date the Plan is approved by the Company’s stockholders (the “Effective Date”).

(2) Fungible Share Pool. Subject to adjustment under Section 11, any Award that is not a Full-Value Award shall be counted against the share limits specified in Section 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Section 4(a)(1) as 1.35 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.35 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.35 shares.

(3) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits listed in the first clause of this Section 4(a)(2); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) if any Award granted under this Plan or the 2000 Stock Incentive Plan of the Company (formerly, the Discovery Partners International, Inc. 2000 Stock Incentive Plan) (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section 4(a)(2) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or

(ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sub-limits. Subject to adjustment under Section 11, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Infinity Pharmaceuticals, Inc., any of Infinity Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined in Section 5(j) below); provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise.

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(h) No Dividend Equivalents. No option shall provide for the payment or accrual of dividend equivalents.

(i) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 11): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share below the then-current Fair Market Value, other than pursuant to Section 11, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(j) Fair Market Value . ‘Fair Market Value’ of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

(3) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

6. Director Options

(a) Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, such person shall automatically be granted a Nonstatutory Stock Option to purchase 9,375 shares of Common Stock (subject to adjustment under Section 6(e), 6(f) or 11).

(b) Annual Grant. On the date of each annual meeting of stockholders of the Company, each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, shall automatically be granted a Nonstatutory Stock Option to purchase 5,625 shares of Common Stock (subject to adjustment under Section 6(e), 6(f) or 11); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b) unless such director served on the Board on the last day of the immediately preceding calendar year.

(c) Additional Grants. Upon the commencement of service in the following positions by any individual who is not then an employee of the Company or any of its subsidiaries, and each anniversary thereafter that such individual is continuing to serve in such position, such person shall automatically be granted a Nonstatutory Stock Option to purchase the number of shares of Common Stock (subject to adjustment under Section 6(e), 6(f) or 11) indicated below:

(1) if the individual serves as lead outside director of the Board, a Nonstatutory Stock Option to purchase 9,375 shares of Common Stock;

(2) if the individual serves as chair of the research and development committee of the Board, a Nonstatutory Stock Option to purchase 3,750 shares of Common Stock;

(3) if the individual serves as chair of the audit committee of the Board, a Nonstatutory Stock Option to purchase 3,750 shares of Common Stock;

(4) if the individual serves as chair of the compensation committee of the Board, a Nonstatutory Stock Option to purchase 1,875 shares of Common Stock; and

(5) if the individual serves as the chair of the nominating and corporate governance committee of the Board, if such individual is not also lead outside director of the board, a Nonstatutory Stock Option to purchase 1,875 shares of Common Stock.

(d) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on the national securities exchange on which the Common Stock is then traded on the date of grant (or if the date of grant is not a trading day on such exchange, the trading day immediately prior to the date of grant) or, if the Common Stock is not then traded on a national securities exchange, the Fair Market Value of the Common Stock, (ii) vest in equal quarterly installments on the last day of each calendar quarter provided that the individual is serving on the Board or in the positions listed in Section 6(c), as applicable, on such date, provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Options granted under this Section 6 shall immediately vest in the case of death, disability or change in control, (iii) expire on the earlier of 10 years from the date of grant or one year following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

(e) Board Discretion. The Board retains the specific authority to increase or decrease from time to time the number of shares subject to Options granted under this Section 6.

(f) Non-exclusive Grants. The Board retains the specific authority to grant Options, SARs, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards and Cash-Based Awards in addition to or in lieu of some or all of the Options provided for in this Section 6.

7. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 7(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Dividend Equivalents. No SAR shall provide for the payment or accrual of dividends.

(f) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 11): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share below the then-current Fair Market Value, other than pursuant to Section 11, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ.

8. Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

9. Other Stock-Based and Cash-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

10. Performance Awards

(a) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”).

(b) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance- Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c) Performance Measures. For any Award that is intended to qualify as Performance- Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of any combination of the following: (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; and/or (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, (ix) improvement of financial ratings, (x) achievement of balance sheet or income statement objectives, and/or (xi) total stockholder return. Such goals may reflect, as applicable, absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 11(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 11(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5) or in subsequent IRS guidance under Section 409A of the Code (a “Section 409A Change in Control Event”), and the Reorganization Event constitutes a Section 409A Change in Control Event, then no assumption or substitution shall be permitted pursuant to Section 11(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 11(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 11(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 11(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c) Change in Control Events.

(1) Definition. A “Change in Control Event” shall mean:

(A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company or (2) any acquisition by any entity pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition; or

(B) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(D) the liquidation or dissolution of the Company.

(2) Effect on Options and SARs. Notwithstanding the provisions of Section 11(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or SAR or any other agreement between a Participant and the Company, all Options and SARs then outstanding shall automatically become immediately exercisable in full.

(3) Effect on Restricted Stock. Notwithstanding the provisions of Section 11(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing the Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then-outstanding shall automatically be deemed terminated or satisfied.

(4) Effect on Restricted Stock Units. Notwithstanding the provisions of Section 11(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Unit Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Units then outstanding shall automatically be deemed terminated and satisfied; provided, however, that for any Restricted Stock Units that are not exempt from Section 409A of the Code, if the Change in Control Event does not also constitute a Section 409 Change in Control Event, then the unvested Restricted Stock Units shall be paid out in accordance with the terms provided in the applicable Restricted Stock Unit Award (other than any terms applicable to payment as a result of a change in control event that is not a Section 409A Change in Control Event), provided however that, in lieu of such payment, if required by Section 409A of the Code to avoid imposition of taxes thereunder, any such unvested Restricted Stock Units shall terminate without any payment in exchange therefor.

(5) Effect on Other Stock-Based Awards. The Board may specify in an Award agreement at the time of grant or otherwise the effect of a Change in Control on an Other Stock-Based Award and Cash-Based Award.

(6) Section 409A. The definition of Change in Control Event for purposes of the Plan is intended to conform to a Section 409A Change in Control Event, pursuant to the description of “Change in Control Events” in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance describing what constitutes a change in control event for purposes of Section 409A of the Code when the Award is subject to Section 409A. Accordingly, no Change in Control Event will be deemed to provide for acceleration of payment with respect to a transaction or event described in this Section 11(c) unless the transaction or event would constitute a 409A Change in Control Event.

12. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Section 5(g) with respect to repricings, or Section 13(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 11.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

13. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Term of Plan. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 11), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 13(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code)

(the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of- law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Approved by the Board of Directors – 11 March 2010

Approved by the Stockholders – 25 May 2010

AMENDMENT NO. 1 TO

INFINITY PHARMACEUTICALS, INC.

2010 STOCK INCENTIVE PLAN

The Infinity Pharmaceuticals, Inc. 2010 Stock Incentive Plan be and hereby is amended by deleting Sections 6(a), 6(b) and 6(c) in their entirety and replacing them with the following:

*  *  *

6. Director Options

(a) Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, such person shall automatically be granted a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock (subject to adjustment under Section 6(e), 6(f) or 11).

(b) Annual Grant. On the date of each annual meeting of stockholders of the Company, each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, shall automatically be granted a Nonstatutory Stock Option to purchase 6,000 shares of Common Stock (subject to adjustment under Section 6(e), 6(f) or 11); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b) unless such director served on the Board on the last day of the immediately preceding calendar year.

(c) Additional Grants. Upon the commencement of service in the following positions by any individual who is not then an employee of the Company or any of its subsidiaries, and each anniversary thereafter that such individual is continuing to serve in such position, such person shall automatically be granted a Nonstatutory Stock Option to purchase the number of shares of Common Stock (subject to adjustment under Section 6(e), 6(f) or 11) indicated below:

(1) if the individual serves as chair of the Board, a Nonstatutory Stock Option to purchase 12,000 shares of Common Stock;

(2) if the individual serves as lead outside director of the Board, a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock;

(3) if the individual serves as chair of the research and development committee of the Board, a Nonstatutory Stock Option to purchase 4,000 shares of Common Stock;

(4) if the individual serves as chair of the audit committee of the Board, a Nonstatutory Stock Option to purchase 4,000 shares of Common Stock;

(5) if the individual serves as chair of the compensation committee of the Board, a Nonstatutory Stock Option to purchase 2,000 shares of Common Stock; and

(6) if the individual serves as the chair of the nominating and corporate governance committee of the Board, if such individual is not also lead outside director of the board, a Nonstatutory Stock Option to purchase 2,000 shares of Common Stock.

Approved by the Board of Directors – 10 December 2010

AMENDMENT NO. 2 TO

INFINITY PHARMACEUTICALS, INC.

2010 STOCK INCENTIVE PLAN

The 2010 Stock Incentive Plan, as amended (the “Plan”) of Infinity Pharmaceuticals, Inc. is hereby amended as follows:

Section 4(a)(1) of the Plan is hereby deleted and a new Section 4(a)(1) is inserted in lieu thereof which shall read as follows:

“(1) Authorized Number of Shares. Subject to adjustment under Section 11, Awards may be made under the Plan for up to 6,000,000 shares of common stock, $.001 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. The Company shall not make any new Awards under any prior equity plans after the date the Plan is approved by the Company’s stockholders (the “Effective Date”).”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Approved by the Board of Directors – 8 March 2012

Approved by the Stockholders – 16 May 2012

AMENDMENT NO. 3 TO

2010 STOCK INCENTIVE PLAN

OF

INFINITY PHARMACEUTICALS, INC.

The 2010 Stock Incentive Plan, as amended (the “Plan”) of Infinity Pharmaceuticals, Inc. is hereby amended as follows:

1. Sections 6(a), (b), (c) and (d) of the Plan are hereby deleted and new Sections 6(a), (b), (c) and (d) are inserted in lieu thereof which shall read as follows:

“(a) Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, such person shall automatically be granted a Nonstatutory Stock Option to purchase 30,000 shares of Common Stock (subject to adjustment under Section 6(e), 6(f) or 11).

(b) Annual Grant. On the date of each annual meeting of stockholders of the Company, each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, shall automatically be granted a Nonstatutory Stock Option to purchase 15,000 shares of Common Stock (subject to adjustment under Section 6(e), 6(f) or 11); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b) unless such director served on the Board on the last day of the immediately preceding calendar year.

(c) Additional Grants. Upon the commencement of service in the following positions by any individual who is not then an employee of the Company or any of its subsidiaries, and each anniversary thereafter that such individual is continuing to serve in such position, such person shall automatically be granted a Nonstatutory Stock Option to purchase the number of shares of Common Stock (subject to adjustment under Section 6(e), 6(f) or 11) indicated below:

(1) if the individual serves as chair of the Board, a Nonstatutory Stock Option to purchase 12,000 shares of Common Stock;

(2) if the individual serves as lead outside director of the Board and is not also chair of the Board, a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock;

(3) if the individual serves as chair of the research and development committee of the Board, a Nonstatutory Stock Option to purchase 4,000 shares of Common Stock;

(4) if the individual serves as chair of the audit committee of the Board, a Nonstatutory Stock Option to purchase 4,000 shares of Common Stock;

(5) if the individual serves as chair of the compensation committee of the Board, a Nonstatutory Stock Option to purchase 2,000 shares of Common Stock; and

(6) if the individual serves as the chair of the nominating and corporate governance committee of the Board, if such individual is not also lead outside director of the board, a Nonstatutory Stock Option to purchase 2,000 shares of Common Stock.

(d) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on the national securities exchange on which the Common Stock is then traded on the date of grant (or if the date of grant is not a trading day on such exchange, the trading day immediately prior to the date of grant) or, if the Common Stock is not then traded on a national securities exchange, the Fair Market Value of the Common Stock, (ii) vest in equal quarterly installments (with respect to one-eighth (1/8th) of the shares subject to the option grant in the case of Initial Grants under Section 6(a) and with respect to one-fourth (1/4th) of the shares subject to the option grant in the case of Annual Grants and Additional Grants under Sections 6(b)

and (c), respectively) on the last day of each calendar quarter provided that the individual is serving on the Board or in the positions listed in Section 6(c), as applicable, on such date, provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Options granted under this Section 6 shall immediately vest in the case of death, disability or change in control, (iii) expire on the earlier of 10 years from the date of grant or one year following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on March 6, 2013.

AMENDMENT NO. 4 TO

2010 STOCK INCENTIVE PLAN

OF

INFINITY PHARMACEUTICALS, INC.

The 2010 Stock Incentive Plan, as amended (the “Plan”) of Infinity Pharmaceuticals, Inc. is hereby amended as follows:

1. Section 4(a)(1) of the Plan is hereby deleted and a new Section 4(a)(1) is inserted in lieu thereof which shall read as follows:

“(1) Authorized Number of Shares. Subject to adjustment under Section 11, Awards may be made under the Plan for up to 7,485,000 shares of common stock, $.001 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. The Company shall not make any new Awards under any prior equity plans after the date the Plan is approved by the Company’s stockholders (the “Effective Date”).”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on March 6, 2013.

Approved by the stockholders on June 11, 2013.

AMENDMENT NO. 5 TO

2010 STOCK INCENTIVE PLAN

OF

INFINITY PHARMACEUTICALS, INC.

The 2010 Stock Incentive Plan, as amended (the “Plan”) of Infinity Pharmaceuticals, Inc. is hereby amended as follows:

1. Section 4(a)(1) of the Plan is hereby deleted and a new Section 4(a)(1) is inserted in lieu thereof which shall read as follows:

“(1) Authorized Number of Shares. Subject to adjustment under Section 11, Awards may be made under the Plan for up to 9,785,000 shares of common stock, $.001 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. The Company shall not make any new Awards under any prior equity plans after the date the Plan is approved by the Company’s stockholders (the “Effective Date”).”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Approved by the Board of Directors – 19 March 2015

[Approved by the Stockholders                     ]

EXHIBIT B

INFINITY PHARMACEUTICALS, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2013 Employee Stock Purchase Plan of Infinity Pharmaceuticals, Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Acquisition Price” shall have the meaning given such term in Section 18(b)(2) of the Plan.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Citizen-Owner” shall mean any individual who is an employee of the Company for tax purposes whose customary employment with the Company is at least thirty (30) hours per week.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall have the meaning given such term in Section 13 of the Plan.

(f) “Common Stock” shall mean the Common Stock, par value $0.001, of the Company.

(g) “Company” shall mean Infinity Pharmaceuticals, Inc. and any Designated Subsidiary of the Company.

(h) “Compensation” shall mean the amount of money reportable on the Citizen-Owner’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the Citizen-Owner’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board.

(i) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(j) “Enrollment Date” shall mean the first day of each Offering Period.

(k) “Exercise Date” shall mean the last day of each Purchase Period.

(l) “Fair Market Value” shall mean, as of any date, (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Board. If no sales of Common Stock were made on such a day, the price of the Common Stock shall be the reported price for the next preceding day on which sales were made.

(m) “Offering Period” shall mean the period of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after July 1 and January 1 of each year and terminating on the last Trading Day in the period ending twenty-four (24) months later. The duration and timing of an Offering Period may be changed pursuant to Section 4 of this Plan.

(n) “Option Shares” shall have the meaning given such term in Section 7 of the Plan.

(o) “Participant” shall have the meaning given such term in Section 5(a) of the Plan.

(p) “Plan” shall mean this 2013 Employee Stock Purchase Plan.

(q) “Purchase Period” shall mean the period commencing the day after an Exercise Date and ending on the Trading Day closest to the day that is six (6) months after the preceding Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the Trading Day that is six (6) months after the Enrollment Date. The duration and timing of Purchase Periods may be changed pursuant to Section 4 of the Plan.

(r) “Purchase Price” shall mean, unless the Board determines otherwise, an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(s) “Reorganization Event” shall have the meaning given such term in Section 18(b)(1) of the Plan.

(t) “Subsidiary” shall mean any present or future subsidiary corporation as defined in Section 424(f) of the Code.

(u) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

(a) Any Citizen-Owner who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan; provided, however, that a Citizen- Owner may not participate in more than one Offering Period at the same time.

(b) Any provisions of the Plan to the contrary notwithstanding, no Citizen- Owner shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Citizen-Owner (or any other person whose stock would be attributed to such Citizen-Owner pursuant to Section 424(d) of the Code) would own capital stock of the Company or of any Subsidiary and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. In the event that a Citizen-Owner may not be granted an option under the Plan because of the foregoing restrictions, the Citizen-Owner shall be granted an option to purchase the maximum number of shares that would not violate the foregoing restrictions.

4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after July 1 and January 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods and Purchase Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval.

5. Participation.

(a) An eligible Citizen-Owner may become a participant in the Plan (a “Participant”) by completing a subscription agreement authorizing payroll deductions in the form designated by the Company from time to time and filing it on or prior to the applicable Enrollment Date with the Company’s payroll office or such other office as the Company may direct.

(b) Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

6. Payroll Deductions.

(a) At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period. Such payroll deductions shall be in whole percentages only.

(b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account.

(c) A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may decrease the rate of his or her payroll deductions during the Offering Period by completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in payroll deduction rate shall be effective with the first full payroll period following ten (10) business days after the Company’s receipt of the new subscription agreement. A Participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) At the time the option (as described in Section 7) is exercised, in whole or in part, or at the time any of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or other disposition of Common Stock by the Citizen-Owner.

7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Citizen-Owner participating in such Offering Period shall be granted an option to purchase (at the applicable Purchase Price) up to a whole number of shares of the Common Stock the (“Option Shares”) determined by dividing $50,000 by the Fair Market Value of a share of Common Stock on the Enrollment Date (subject to any adjustment pursuant to Section 18), and provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The option shall be exercisable as to 25% of the Option Shares on each Exercise Date during the Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the Citizen-Owner has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on each Exercise Date during the Offering Period, and a number of full shares not exceeding the number of shares as to which such Participant’s option is exercisable on such Exercise Date shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased. Any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share of Common

Stock shall be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. Any other monies left over in a Participant’s account after the Exercise Date shall be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each Participant or to his or her designee, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing certificates.

10. Withdrawal; Termination of Employment.

(a) A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form designated by the Company. All of the Participant’s payroll deductions credited to his or her account shall be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement.

(b) Upon a Participant’s ceasing to be a Citizen-Owner, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such Participant’s option shall be automatically terminated. If, prior to the last day of the Offering Period, the Designated Subsidiary by which the Citizen-Owner is employed shall cease to be a Subsidiary of the Company, or if the Citizen-Owner is transferred to a Subsidiary of the Company that is not a Designated Subsidiary, the Citizen-Owner shall be deemed to have terminated employment for purposes of this Plan.

(c) A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods.

11. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

12. Stock.

(a) The maximum number of shares of the Common Stock which shall be made available for sale under the Plan shall be 250,000 shares, subject to adjustment as provided in Section 18(a) hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) The Participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised and then only with respect to the Option Shares actually purchased for the account of the Participant.

(c) Shares to be delivered to a Participant under the Plan shall be registered pursuant to instructions (whether written, electronic, or otherwise, but in any case as specified by the Company) provided to the Company by the Participant in the name of the Participant or in the name of the Participant and his or her spouse.

13. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board (a “Committee”). The Board or its Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its Committee shall, to the full extent permitted by law, be final and binding upon all parties. Any reference to the authority of the Committee to act under this Plan shall be contingent upon the Board having delegated such authority to the Committee. All references to the Board contained herein shall also refer to its Committee, as applicable.

14. Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization; Reorganization Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Sections 3 and 7, and (iii) the Purchase Price shall be equitably adjusted to the extent determined by the Board.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to outstanding options on such terms as the Board determines: (i) provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to Citizen-Owners, provide that all outstanding options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to Citizen-Owners, provide that all outstanding options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating Citizen-Owners on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Offering Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each Citizen-Owner equal to (A) (i) the Acquisition Price times (ii) the number of shares of Common Stock that the Citizen-Owner’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Purchase Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Purchase Price under Section 2(r) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Sections 3 and 7, minus (B) the result of multiplying such number of shares by such Purchase Price, (v) provide that, in connection with a liquidation or dissolution of the Company, options shall convert into the right to receive liquidation proceeds (net of the Purchase Price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an option shall be considered assumed if, following consummation of the Reorganization Event, the replacement option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

19. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Effective Date. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company, which approval must be obtained within 12 months of the date the Plan is adopted by the Board.

23. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or rules of the established stock exchange, national market system, or over-the-counter market on which the Common Stock trades, if the Fair Market Value of the Common Stock on the Enrollment Date of the next Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of any current Offering Period, then all Participants in such current Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on the Exercise Date and shall be automatically re-enrolled in the next Offering Period as of the first day thereof.

24. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on an established stock exchange or quotation on a national market system or an over the counter market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance, or sale of such stock.

25. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

26. Source of Shares. Shares may be issued upon exercise of an option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

27. Notification Upon Sale of Shares. Each Citizen-Owner agrees, by participating in the Plan, to promptly give notice to the Company of any disposition of shares purchased under the Plan where such disposition occurs within two years after the Enrollment Date with respect to the option pursuant to which such shares were purchased or within one year of the date of exercise of such option pursuant to which such shares were purchased.

28. Grants to Employees in Foreign Jurisdictions. The Company may, to comply with the laws of a foreign jurisdiction, grant options to Citizen-Owners of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of options granted under the Plan to Citizen-Owners of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, Citizen-Owners of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which Citizen-Owners are excluded from participation or granted less favorable options.

29. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

Adopted by the Board of Directors on March 6, 2013

Approved by the stockholders on June 11, 2013

AMENDMENT NO. 1 TO

2013 EMPLOYEE STOCK PURCHASE PLAN

OF

INFINITY PHARMACEUTICALS, INC.

The 2013 Employee Stock Purchase Plan (the “Plan”) of Infinity Pharmaceuticals, Inc. is hereby amended as follows:

1. Section 6(c) of the Plan is hereby deleted and new Section 6(c) is inserted in lieu thereof which shall read as follows:

“(c) A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in payroll deduction rate shall be effective with the first full payroll period following ten (10) business days after the Company’s receipt of the new subscription agreement. A Participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on June 11, 2013.

AMENDMENT NO. 2 TO

2013 EMPLOYEE STOCK PURCHASE PLAN

OF

INFINITY PHARMACEUTICALS, INC.

The 2013 Employee Stock Purchase Plan (the “Plan”) of Infinity Pharmaceuticals, Inc. is hereby amended as follows:

1. Section 12(a) of the Plan is hereby deleted and a new Section 12(a) is inserted in lieu thereof which shall read as follows:

“(a) The maximum number of shares of the Common Stock which shall be made available for sale under the Plan shall be 400,000 shares, subject to adjustment as provided in Section 18(a) hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on March 19, 2015.

[Approved by the Stockholders                     ]

INFINITY PHARMACEUTICALS, INC. C/O AMERICAN STOCK TRANSFER, 6201 15TH AVE. BROOKLYN, NY 11219

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal(s):

1. Election of Directors	For	Against	Abstain

01 José Baselga, M.D., Ph.D.	☐	☐	☐

02 Jeffrey Berkowitz, J.D.	☐	☐	☐

03 Anthony B. Evnin, Ph.D.	☐	☐	☐

04 Gwen A. Fyfe, M.D.	☐	☐	☐

05 Eric S. Lander, Ph.D.	☐	☐	☐

06 Adelene Q. Perkins	☐	☐	☐

07 Norman C. Selby	☐	☐	☐

08 Ian F. Smith	☐	☐	☐

09 Michael C. Venuti, Ph.D.	☐	☐	☐

Please sign exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date

The Board of Directors recommends you vote FOR the following proposals:
		For	Against	Abstain

2.	To approve an amendment to the 2010 Stock Incentive Plan to reserve an additional 2,300,000 shares of common stock for issuance thereunder.	☐	☐	☐

3.	To approve an amendment to the 2013 Employee Stock Purchase Plan to reserve an additional 150,000 shares of common stock for issuance thereunder.	☐	☐	☐

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2015 fiscal year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Signature (Joint Owners)	Date

784 Memorial Drive Cambridge, MA 02139 Tel: 617-453-1000 Fax: 617-453-1001 www.infi.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.infi.com/proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

INFINITY PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 15, 2015

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Adelene Q. Perkins, Lawrence E. Bloch, and Winston K.C. Lam, or each of them, with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2015 Annual Meeting of Stockholders of Infinity Pharmaceuticals, Inc. and at any adjournments or postponements thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS NUMBER 2, 3, AND 4.

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

UNLESS SUBMITTING A PROXY FOR THESE SHARES OVER THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE